UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant	☐
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☒	Definitive Proxy Statement
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STRIDE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Stride, Inc.
11720 Plaza America Drive
9th Floor
Reston, VA 20190

October 26, 2022
Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend the 2022 Annual Meeting of Stockholders of Stride, Inc. (“Annual Meeting”) to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Friday, December 9, 2022, at 11:00 a.m., Eastern Time. Details regarding the Annual Meeting and the matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying proxy materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.
We urge you to vote promptly, even if you plan to attend the Annual Meeting. Please vote electronically via the Internet or by telephone, if permitted by the broker, bank or other nominee that holds your shares, or if you receive a paper copy of the proxy materials, please complete, sign, date and return the accompanying proxy card or voting instruction form. Voting electronically, by telephone or by returning your proxy card or voting instruction form in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting. Thank you for your continued support of Stride.
Sincerely,

Dr. Craig R. Barrett
Chair of the Board
Important Information Regarding Meeting Attendance

We are sensitive to the public health and travel concerns our stockholders may have regarding our in person Annual Meeting and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination and maintaining appropriate social distancing. We may also impose additional procedures or limitations on meeting attendees. We plan to announce any such updates on our website https://investors.stridelearning.com/governance/2022-annual-meeting/default.aspx, and we encourage you to check this website prior to the Annual Meeting if you plan to attend.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
December 9, 2022
The annual meeting of stockholders of Stride, Inc., a Delaware corporation (“Company”), will be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Friday, December 9, 2022, at 11:00 a.m., Eastern Time (“Annual Meeting”).
At the Annual Meeting, stockholders will be asked to:
1.	Elect eight (8) directors to the Company’s Board of Directors each to serve for a one-year term;
2.	Consider and vote upon the ratification of the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023;
3.	Consider and vote upon a non-binding advisory resolution approving the compensation of the named executive officers of the Company (“Say-on-Pay”);
4.	Consider and vote upon the approval of the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan; and
5.	Act upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Stockholders of record at the close of business on October 18, 2022, the record date, will receive notice of and be allowed to vote at the Annual Meeting. The foregoing matters are described in more detail in the Proxy Statement. In addition, financial and other information about the Company is contained in the Annual Report to Stockholders for the fiscal year ended June 30, 2022 (“Annual Report”), which includes our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (“fiscal 2022”), as filed with the U.S. Securities and Exchange Commission (“SEC”) on August 10, 2022.
We have elected to distribute our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder, which will decrease our printing and distribution costs and allow for convenient access to and delivery of materials in an easily searchable format. If you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials that was mailed to our stockholders on or about October 26, 2022.
For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of our common stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the record date, October 18, 2022. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned our common stock as of the close of business on the record date, October 18, 2022. To vote at the meeting, those who have beneficial ownership of stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.
We are sensitive to the public health and travel concerns our stockholders may have regarding our in person Annual Meeting and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination and maintaining appropriate social distancing. We may also impose additional procedures or limitations on meeting attendees. We plan to announce any such updates on our website by November 30, 2022, and we encourage you to check this website prior to the Annual Meeting if you plan to attend.
A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s principal place of business at 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190. If our headquarters are closed for health and safety reasons related to the COVID-19 pandemic during such period, the list of stockholders will be made available for inspection upon request via email to: OGC@k12.com subject to our satisfactory verification of stockholder status.
Your vote is important to us. We encourage you to read the Proxy Statement and promptly submit your proxy or voting instructions by Internet, telephone, or mail. Voting before the Annual Meeting will not prevent you from voting your shares at the Annual Meeting, if you desire to do so.
Sincerely,

Vincent W. Mathis
Executive Vice President, General Counsel and Secretary
Reston, VA
October 26, 2022
Important Notice Regarding the Availability of Proxy Materials for the Stockholder
Meeting to be Held on December 9, 2022:
The Company’s 2022 proxy statement and the 2022 Annual Report are available at
www.proxyvote.com

Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card or voting instruction form.

STRIDE, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
December 9, 2022
This Proxy Statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board”) of Stride, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on Friday, December 9, 2022, at 11:00 a.m., Eastern Time, and any adjournments or postponements thereof (the “Annual Meeting”). “Stride,” “we,” “our,” “us” and the “Company” each refer to Stride, Inc. The mailing address of our principal executive offices is 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190. This Proxy Statement will be made available on or about October 26, 2022, to holders of record as of the close of business on October 18, 2022 of our common stock, par value $0.0001 per share (“Common Stock”).
We are providing access to our proxy materials primarily over the Internet rather than mailing paper copies of those materials to each stockholder. On or about October 26, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders entitled to vote at the Annual Meeting, except for those stockholders who received paper copies of the proxy materials. The Notice tells you how to:
•
view our proxy materials for the Annual Meeting, including this Proxy Statement and the Stride, Inc. Annual Report to Stockholders for the fiscal year ended June 30, 2022, on the Internet and vote; and

•	instruct us to send proxy materials to you by mail or email.
Record Date; Outstanding Shares; Shares Entitled to Vote
Our Board has fixed the close of business on October 18, 2022 as the record date (“Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 43,031,568 shares of Common Stock outstanding and entitled to vote.
Holders of record of Common Stock on the Record Date will be entitled to one vote per share on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.
Quorum and Vote Required
A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting, the holders of which are present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is present, a plurality of votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required to elect the members of the Board; and an affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required for (i) the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023 (“fiscal 2023”), (ii) the non-binding advisory resolution approving the compensation of the
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named executive officers (“NEOs”) of the Company, (iii) the approval of the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan, and (iv) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Abstentions and Broker Non-Votes
Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that proposal and has not received instructions from the beneficial owner. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, brokers may vote such shares on behalf of their clients with respect to “routine” matters (such as the ratification of auditors in Proposal 2), but not with respect to non-routine matters (such as Proposals 1, 3, and 4).
Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present. Withheld votes and broker non-votes do not affect the voting results with respect to the election of directors. However, because abstentions and broker non-votes are considered present in person or represented by proxy, abstentions and broker non-votes will have the effect of a vote against the approval of Proposals 2, 3, and 4, which require the affirmative vote of the holders of a majority of the votes present in person or represented by proxy at the Annual Meeting.
Voting; Proxies
Your vote is important. Whether or not you plan to attend the Annual Meeting, please promptly submit your proxy or voting instructions by Internet, telephone, or mail. For specific instructions on how to vote your shares, please refer to the instructions found on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a paper copy of the proxy materials, the enclosed proxy card. If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, you should have received voting instructions with these proxy materials from that organization rather than from us. Simply vote using one of the methods provided by your broker, bank or other nominee to ensure that your vote is counted.
If you are a stockholder of record as of the close of business on the Record Date, you may attend the Annual Meeting and vote your shares of Common Stock in person instead of voting by Internet or telephone or returning your signed proxy card (if you request a paper copy). However, we urge you to vote in advance even if you are planning to attend the Annual Meeting. If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank, or other nominee, you must obtain a valid proxy from your broker, bank or other nominee to vote your shares of Common Stock in person at the Annual Meeting.
Shares of our Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.
If a proxy is duly executed and submitted without instructions, the shares of Common Stock represented by that proxy will be voted:
FOR the election of each of the Board nominees named in Proposal 1;
FOR Proposal 2, the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for fiscal 2023;
FOR Proposal 3, the approval, on a non-binding advisory basis, of the compensation of the NEOs of the Company;
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FOR Proposal 4, the approval of the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan; and
In the discretion of the proxy holders regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
Revocation
A record holder who executes a proxy may revoke it before or at the Annual Meeting by: (i) delivering to our corporate secretary a written notice of revocation of a previously delivered proxy, with such notice dated after the previously delivered proxy; (ii) duly executing, dating and delivering to our corporate secretary a subsequent proxy card; (iii) voting again by telephone; (iv) voting again via the Internet; or (v) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Stride, Inc., Attn: General Counsel and Secretary, 11720 Plaza America, 9th Floor, Reston, VA, 20190. If your shares of Common Stock are registered in the name of your broker, bank or other nominee, you must follow the instructions of such broker, bank or other nominee to revoke a proxy.
Attending the Annual Meeting
The Annual Meeting will be held on December 9, 2022 at 11:00 a.m., Eastern Time, at the law firm of Latham & Watkins LLP, 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304. For admission to the Annual Meeting, stockholders should come to the stockholder check-in table. Those who hold shares of Common Stock in their own names should provide identification and have their ownership verified against the list of registered stockholders as of the close of business on the Record Date. Those who have beneficial ownership of stock through a broker, bank or other nominee must bring account statements or letters from the broker, bank or other nominee indicating that they owned Common Stock as of the close of business on the Record Date.
We are sensitive to the public health and travel concerns our stockholders may have regarding our in person Annual Meeting and recommendations that public health officials have issued and may issue in light of the continuing public health crisis caused by COVID-19. As a result, we will enforce appropriate protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations or facility requirements. These requirements may include the use of face coverings, proof of vaccination and maintaining appropriate social distancing. We may also impose additional procedures or limitations on meeting attendees. We plan to announce any such updates on our website https://investors.stridelearning.com/governance/2022-annual-meeting/default.aspx, and we encourage you to check this website prior to the meeting if you plan to attend.
Additional rules of conduct regarding the Annual Meeting will be provided during the Annual Meeting. To vote at the Annual Meeting, those who have beneficial ownership of Common Stock through a broker, bank or other nominee must bring a legal proxy, which can be obtained only from the broker, bank or other nominee.
Proxy Solicitation
We are soliciting proxies for the Annual Meeting from our stockholders, and we will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding Common Stock for the benefit of others, so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of Common Stock for their expenses in forwarding solicitation materials to those beneficial owners.
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Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of the Company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
The Company has retained D. F. King & Co. (“DF King”) to assist in obtaining proxies from stockholders for the Annual Meeting. The estimated cost of such services is $17,500, plus out-of-pocket expenses. DF King may be contacted at (800) 848-2998 (banks and brokers may call (212) 269-5550) or via email at Stride@dfking.com.
Business; Adjournments
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.
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ELECTION OF DIRECTORS
(Proposal 1)
Summary
The Board currently consists of nine members, each of whose term expires at the Annual Meeting. Eight of the nine directors have been nominated for election for a term expiring at the 2023 annual meeting of stockholders. The eight nominees are: Aida M. Alvarez, Craig R. Barrett, Robert L. Cohen, Steven B. Fink, Robert E. Knowling, Jr., Liza McFadden, James J. Rhyu, and Joseph A. Verbrugge. Each of the nominees has agreed to serve as a director if elected, and the Company believes that each nominee will be available to serve.
The following charts highlight the balance in age and tenure and the gender and ethnic diversity of our director nominees. Also highlighted is the wide range of backgrounds and experience of the director nominees. The Board believes that this balance in age and tenure, mix of diversity, and wide range of backgrounds and experience will help bring broad and valuable perspectives to the Board that will lead to a well-functioning Board.

AGE

3
2
1
0
50-59
60-69
70+

TENURE

4
3
2
1
0
0-3 Years
3-9 Years
9+ Years

DIVERSITY

50%
Female and Ethnically Diverse

INDEPENDENCE

87.5%
Independent

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Key
Senior Leadership	Experience serving in a senior leadership role of a complex organization
Public Company Board	Experience as a board member of another publicly traded company
Current or Former CEO	Experience serving as a current or former Chief Executive Officer (“CEO”)
Financial Expertise	Experience or expertise in finance, accounting, financial management or financial reporting
Technology	Experience or expertise in the technology industry
Education / Public Policy Expertise	Knowledge of or experience in education or public policy
International	Experience with global business operations or with doing business internationally
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Information Regarding Nominees
The names and ages of the nominees, their principal occupations and employment during the past five years, and other information regarding them are as follows.
OUR BOARD RECOMMENDS YOU VOTE “FOR” EACH OF THE NOMINEES
AIDA M. ALVAREZ Age: 73 Director Since: 2017 Nominating and Corporate Governance Committee Independent	Professional Experience:

Ms. Alvarez currently serves as Chair of the Latino Community Foundation. As Administrator of the U.S. Small Business Administration, she was a member of President Clinton’s Cabinet from 1997 to 2001. Previously, Ms. Alvarez served as the Director of the Office of Federal Housing Enterprise Oversight from 1993 to 1997, where she was charged with financial oversight of the secondary housing market, the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”). Prior to that, she worked for the New York City Health and Hospitals Corporation, Bear Stearns & Company, Inc. and the First Boston Corporation. She has served on the boards of directors of Fastly, Inc. since August 2019; Oportun, Inc. (formerly Progress Financial Corporation) since 2011; Bill.com since May 2022 and HP Inc. since February 2016. From 2006 to June 2016, Ms. Alvarez served on the board of directors of Wal-Mart Stores Inc., and from 2004 to 2014, served on the boards of directors of MUFG Americas Holdings Corporation (formerly UnionBanCal Corporation) and MUFG Union Bank N.A. (formerly Union Bank N.A.). From 2014 to 2019, she served on the board of directors of Zoosk, Inc.

Attributes, Skills and Qualifications:

Ms. Alvarez holds a B.A. from Harvard College. Ms. Alvarez was selected as a director because of her financial expertise, government experience, and ability to bring diverse perspectives to the Board.
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CRAIG R. BARRETT Age: 83 Director Since: 2010 Chair of the Board Academic Committee Chair Independent	Professional Experience:

Dr. Barrett served as Chief Executive Officer of Intel Corporation from 1998, until 2005, and was also Chairman of the Board of Intel from 2005 to 2009. He previously served in various roles at Intel Corporation, including Chief Operating Officer, since joining Intel in 1974. Prior to Intel Corporation, Dr. Barrett was a member of the Department of Materials Science and Engineering faculty of Stanford University. Dr. Barrett currently serves as President and Chairman of BASIS Charter Schools, Inc.; Vice Chair of the Science Foundation Arizona; Chairman of the Carnegie Institution for Science; Chairman of Geothermic Solutions Inc.; and is a member of the Board of Trustees of Society for Science and the Public.

Attributes, Skills and Qualifications:

Dr. Barrett holds a B.S., M.S. and Ph.D. in Materials Science from Stanford University. Dr. Barrett was selected to serve as Chair of the Board and as a director because of his deep knowledge and experience in information technology innovation, as well as his global, operational, and leadership experience as Chairman and Chief Executive Officer of Intel Corporation. He also brings a unique perspective to the Board from his tenure as a professor and his volunteer work and support of numerous educational organizations.

ROBERT L. COHEN Age: 57 Director Since: 2019 Audit Committee Academic Committee Independent	Professional Experience:

Mr. Cohen currently serves in various roles including strategic advisor, investor, and board observer to high growth education technology companies including 2U Inc. Mr. Cohen served as President and Chief Operating Officer of 2U through January 2016. He was appointed President in November 2013 and Chief Operating Officer in April 2012. In addition, Mr. Cohen was 2U’s founding Chief Financial Officer beginning in June 2008. From 2001 to 2008, Mr. Cohen held several senior roles at The Princeton Review, including Executive Vice President of Strategic Development and Executive Vice President and General Manager of K12 Services. From 1983 to 2001, Mr. Cohen founded and operated the largest network of franchises of The Princeton Review before selling them back to that company. From May 2020 to October 2021, Mr. Cohen served on the board of directors of Straive (f/k/a SpiGlobal).

Attributes, Skills and Qualifications:

Mr. Cohen attended Princeton University. He was selected as a director because of his deep knowledge and experience in the education technology industry, as well as his operational and leadership experience as Chief Operating Officer of 2U.

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STEVEN B. FINK Age: 71 Director Since: 2003 Audit Committee Chair Compensation Committee Independent	Professional Experience:

Mr. Fink is the Co-Chairman of Heron International. He served as a director of Nobel Learning Communities, Inc. from 2003 to 2011 and as Chairman of the Board of Life Storage, LLC from 2013 to 2016. In addition, Mr. Fink is a member of the boards of The Jackson Laboratory, City of Hope, St. Helena Hospital, OLE Health Foundation, and the Herb Ritts Foundation. From 1999 to 2009, Mr. Fink served as a director of Leapfrog Enterprises, Inc. and was its Chairman from 2004 to 2009. From 2000 to 2008, Mr. Fink was the Chief Executive Officer of Lawrence Investments, LLC. Mr. Fink has also previously served as Chairman and Chief Executive Officer of Anthony Manufacturing, Chairman and Managing Director of Knowledge Universe and Chairman and Chief Executive Officer of Nextera Enterprises, Inc.

Attributes, Skills and Qualifications:

Mr. Fink holds a B.S. in Psychology from the University of California, Los Angeles and a J.D. and an L.L.M. from New York University. Mr. Fink was selected as a director based on his significant experience in operations and financial oversight gained as serving as director or chairman for various public and private companies, in addition to his membership on various company audit committees which enables him to contribute significantly to the financial oversight, risk oversight and governance of the Company.

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ROBERT E. KNOWLING, JR. Age: 67 Director Since: 2018 Compensation Committee Chair Independent	Professional Experience:

Mr. Knowling serves as Chairman of Eagles Landing Partners, which specializes in helping senior management formulate strategy, lead organizational transformations, and re-engineer businesses. From 2002 to 2005 he served as Chief Executive Officer of the NYC Leadership Academy, an independent non-profit corporation created by Chancellor Joel I. Klein and Mayor Michael R. Bloomberg that is chartered with developing the next generation of principals in the New York City public school system. Mr. Knowling has also held roles as Chief Executive Officer of Telwares, Chairman and Chief Executive Officer of SimDesk Technologies, Inc. and Chairman, President and Chief Executive Officer of Covad Communications. He was awarded the Wall Street Project’s Reginald Lewis Trailblazers Award by President Clinton and the Reverend Jesse Jackson in 1999. Mr. Knowling serves on the board of directors for, Rite Aid Corporation, CECO Environmental Corp., Rocket Software and Stream Companies. He also previously served on the board of directors of Citrix Systems Inc. from 2020 to September 2022, Heidrick & Struggles, Inc. from 2001 to 2015, Convergys Corporation from 2017 to 2018, and Roper Technologies, Inc. from 2008 to 2021.

Attributes, Skills and Qualifications:

Mr. Knowling holds a B.A. in theology from Wabash College and an M.B.A. from Kellogg School of Management, Northwestern University. He was selected as a director based on his experience in public education, public company leadership roles, technology and organizational development.

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LIZA MCFADDEN Age: 60 Director Since: 2017 Nominating and Corporate Governance Committee Chair Independent	Professional Experience:

Ms. McFadden founded LIZA and Partners LLC which provides consulting services for nonprofits and foundations. She is the inaugural recipient of the Women Who Mean Business Award in her hometown of Tallahassee for her community service and serves on the boards of Reading Partners, the Florida State Parks Foundation, and the Suwannee River Area Council Boy Scouts of America. In March 2021, she was appointed by Governor Ron DeSantis as a member of the Children Services Council of Leon County. Previously, she was President and Chief Executive Officer of the Barbara Bush Foundation for Family Literacy from 2012 to 2018. She is a former high school teacher, Florida Department of Education administrator and served in Governor Jeb Bush’s administration. Additionally, Ms. McFadden was appointed by President George W. Bush to serve on the National Institute for Literacy Board.

Attributes, Skills and Qualifications:

Ms. McFadden holds an M.A. from Florida State University and a B.A. from Fitchburg State University. She was selected as a director because of her dedication to the education community and expertise in literacy.

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JAMES J. RHYU Age: 52 Director Since: 2021 Stride, Inc. Chief Executive Officer	Professional Experience:

Mr. Rhyu joined us in June 2013, serving as the Company’s Chief Financial Officer until April 2020. In April 2020, he was appointed the Company’s President, Corporate Strategy, Marketing and Technology. In January 2021, Mr. Rhyu was appointed and currently serves as Chief Executive Officer. Prior to joining the Company, Mr. Rhyu served as Chief Financial Officer and Chief Administrative Officer of Match.com, a subsidiary of publicly traded IAC/InterActiveCorp, since June 2011. In those roles, he was responsible for overseeing a broad range of functions, including finance, human resources, legal, information technology and operations, certain international operations and product development. Prior to his roles at Match.com, Mr. Rhyu was a Senior Vice President of Finance at Dow Jones & Company from January 2009 until May 2011, where he ran the global financial function. Previously, Mr. Rhyu served for three years as the Corporate Controller of Sirius XM Radio Inc. and its predecessor company, XM Satellite Radio, as well as serving in the same role for Graftech International. Mr. Rhyu also served six years as an auditor with Ernst & Young LLP in the United States and South America.

Attributes, Skills and Qualifications:

Mr. Rhyu holds a B.S. from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the London Business School.

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JOSEPH A. VERBRUGGE Age: 53 Director Since: 2022 Independent	Professional Experience:

Mr. Verbrugge has, since June 2022, served as Chief Commercial Officer of Sirius XM Holdings Inc. (“Sirius XM”), where he oversees all commercial activities focused on marketing, subscription revenue, automotive and streaming partnerships and retail product development and sales for various SiriusXM brands. Mr. Verbrugge has held various senior roles at SiriusXM since 2004, including Executive Vice President, Sirius XM Digital Subscriptions. He serves as a member of the board of directors of SiriusXM Canada, Inc. (previously, Toronto: XSR), and since July 2020 also serves as a member of the Board of Advisors for Georgetown University’s McDonough School of Business. From 1997 to 2004, Mr. Verbrugge worked as a management consultant with The Dealy Strategy Group LLC, where he advised senior leaders of media, technology and services companies on strategy, operations and transactions.

Attributes, Skills and Qualifications:

Mr. Verbrugge holds a doctorate in philosophy in management studies from Oxford University, an M.B.A. from Georgetown University and a B.A. from the University of Michigan. Mr. Verbrugge was selected as a director because of his leadership experience in marketing, partnership development, strategy, operations and human resources.

Executive Officers
Set forth below is biographical information for each of our current executive officers who is not also a director.
DONNA BLACKMAN Age: 56 Chief Financial Officer	Professional Experience:

Ms. Blackman, has served as the Company’s Chief Financial Officer since July 2022, and she previously served as the Company’s Chief Accounting Officer and Treasurer from May 2020 to June 2022. Prior to joining the Company, she served as the Senior Vice President of Business Operations at BET Networks from May 2017 to January 2019, where she oversaw finance, strategy, research, live events, security, facilities, and operations. From July 2013 to May 2017, she held other senior roles at BET Networks, including Senior Vice President and Head of Finance, Senior Vice President, Financial Planning and Analysis, and Senior Vice President Finance and Controller. Earlier in her career, Ms. Blackman worked for Marriott International and KPMG in a variety of leadership roles in accounting and finance. Ms. Blackman earned an MBA from the University of Maryland’s Robert H. Smith School of Business and a B.A. in Accounting from North Carolina State University, and is a certified public accountant.

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VINCENT M. MATHIS Age: 58 Executive Vice President, General Counsel and Secretary	Professional Experience:

Mr. Mathis joined us in September 2018 and serves as Executive Vice President, General Counsel and Secretary. In this role, he has executive responsibility for providing comprehensive legal counsel for our business, including matters relating to securities, litigation, regulatory compliance, intellectual property, contracts and licensing, and corporate governance. Mr. Mathis has more than 30 years of legal experience counseling diverse global businesses. Prior to joining the Company, Mr. Mathis served as Senior Vice President, Corporate Affairs, Corporate Secretary and Chief of Staff to the CEO at The AES Corporation where he earlier was Vice President and Deputy General Counsel. Prior to his roles at The AES Corporation, Mr. Mathis was an Executive Vice President and General Counsel at ContourGlobal, LLC, a private international energy company. Previously, Mr. Mathis worked for Venable, LLP, Shearman and Sterling, LLP, and the United States Securities and Exchange Commission. Mr. Mathis formerly served on the board of directors of Indianapolis Power and Light Company Enterprises, Inc., AES Tietê Energia S.A., and AES Elpa S.A. In addition, he previously served on the board of directors at IPALCO Enterprises, Inc., DPL Inc. and The Dayton Power and Light Company and was Chairman of Eletropaulo Metropolitana Eletricidade de São Paulo S.A. Mr. Mathis holds a J.D. from the University of Virginia and a B.A. in Economics and Political Science from The University of Richmond.

LES OTTOLENGHI Age: 60 Chief Information and Technology Officer	Professional Experience:

Mr. Ottolenghi joined us in June 2021 and serves as Chief Information and Technology Officer. In this role, he has executive responsibility for managing all aspects of the Company’s technology platform and strategy including the efficiency, reliability and security of our applications, infrastructure, processes, and operations, and curating the design and overall technology experience of Stride customers. Mr. Ottolenghi currently serves on the board of directors of Bullpen Parlay Acquisition Company (NASDAQ: BPACU), where he has been a director since December 2021 and where he is a member of the audit committee. Since 2020, he has served as an independent director on the board of directors of GoHunt, Inc. Prior to joining the Company, Mr. Ottolenghi served as chief information officer and Executive Vice President of Caesars Entertainment Corporation where he led the company’s digital business strategy, cloud computing, and cybersecurity programs. Prior to that role, Mr. Ottolenghi was the chief information and innovation officer for the Las Vegas Sands Corporation. Mr. Ottolenghi holds an M.B.A. from Goizueta Business School at Emory University and a B.A. from Duke University.

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Board Meetings; Attendance at Annual Meetings
Our Board met nine times in person or telephonically during fiscal 2022. Each director serving on the Board in fiscal 2022 attended at least 75% of the total Board and committee meetings to which they were assigned. Our policy with respect to director attendance at the annual meeting of stockholders is to encourage, but not require, director attendance. Mr. Nathaniel A. Davis and Mr. Rhyu were the only then-serving members of our Board to attend our 2021 annual meeting of stockholders. Our director attendance policy is included in our Corporate Governance Guidelines, which are available on our website at https://investors.stridelearning.com/governance.
Independence of Directors
Our Board has affirmatively determined that each of our non-employee directors is “independent” as defined in the currently applicable listing standards of the New York Stock Exchange (“NYSE”) and the rules and regulations of the SEC. Mr. Rhyu is not independent under either NYSE or SEC rules because he is an executive officer of the Company. If the nominees for the Board are duly elected at the Annual Meeting, then each of our directors, other than Mr. Rhyu, will serve as an independent director.
Committees
The standing committees of our Board are the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Academic Committee. The specific functions and responsibilities of each committee are set forth in its charter, which is available on the Company’s web site at https://investors.stridelearning.com/governance and is also available in print to any stockholder who requests it.
As of the date of this Proxy Statement, membership on the committees of the Board is as follows:
Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Academic Committee
Aida M. Alvarez			X
Craig R. Barrett				Chair
Robert L. Cohen	X		X	X
Stephen B. Fink	Chair	X
Victoria D. Harker		X
Robert E. Knowling, Jr.	X	Chair
Liza McFadden			Chair	X
James J. Rhyu
Joseph A. Verbrugge
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AUDIT COMMITTEE
Members: Messrs. Cohen, Fink (Chair) and Knowling

Number of Meetings: 11, excluding informal meetings throughout the year

Independence and Qualifications: The Board has determined that each of Messrs. Cohen, Fink and Knowling qualifies as independent under the listing standards of the NYSE and SEC regulations and that each of Mr. Cohen and Mr. Fink is an “audit committee financial expert” as defined by the SEC.

Responsibilities: The Audit Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board, each of whom satisfies the requirements of independence and financial literacy. Under its charter, the responsibilities of the Audit Committee include, among other things:

•	selecting annually an independent registered public accounting firm, including responsibility for the compensation, retention and oversight of the independent registered public accounting firm;
•
discussing with our independent registered public accounting firm the conduct of the annual audit, the adequacy and effectiveness of our accounting, the effectiveness of internal control over financial reporting, and applicable requirements regarding auditor independence;

•	reviewing and recommending to the Board that the audited financial statements of the Company be included in our Annual Report on Form 10-K;
•	reviewing and discussing with management quarterly financial statements, earnings press releases and other financial information or earnings guidance provided to analysts and rating agencies;
•	reviewing and discussing with management significant accounting matters and disclosures; and
•	assisting the Board with its oversight responsibilities regarding information technology, privacy and data security.

In addition, our Corporate Governance Guidelines provide that members of the Audit Committee may not serve on the audit committees of more than two other companies at the same time as they serve on our Audit Committee.

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COMPENSATION COMMITTEE
Members: Mr. Fink, Ms. Harker and Mr. Knowling (Chair)

Number of Meetings: 5

Independence and Qualifications: The Board has determined that each of Mr. Fink, Ms. Harker and Mr. Knowling qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Compensation Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

•	reviewing the compensation strategy of our Company;
•
reviewing, approving and recommending corporate goals and objectives relating to the compensation of our CEO and, based upon an evaluation of the achievement of these goals, recommending to the Board our CEO’s total compensation;

•
reviewing and approving salaries, bonuses and other forms of compensation for our other executive officers, including without limitation stock options, restricted shares, and other forms of equity compensation;

•	considering and adopting changes to our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;
•	performing such duties and exercising such authority as may be assigned by the Board, including under the terms of our equity incentive and bonus plans; and
•	reviewing and, if applicable, discussing with management the Company’s programs and practices for human capital management, including diversity and inclusion and internal pay and promotions equity.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Members: Ms. Alvarez, Mr. Cohen and Ms. McFadden (Chair)

Number of Meetings: 5

Independence and Qualifications: The Board has determined that each of Ms. Alvarez, Mr. Cohen and Ms. McFadden qualifies as independent under the listing standards of the NYSE.

Responsibilities: The Nominating and Corporate Governance Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth its structure, powers and responsibilities. These include, among other things:

• recommending to the Board nominees to stand for election at the annual meeting of stockholders and recommending individuals to fill vacancies on the Board;
•
reviewing the performance of each current director and overseeing the Board in the Board’s annual review of its performance (including its composition and organization) and the performance of management;

• reviewing the Board committee structure and recommending to the Board the directors to serve as members of each committee;
• making recommendations to the Board regarding governance matters; and
• recommending to the Board any proposed change to the Corporate Governance Guidelines.

The director nomination process and the factors considered by the committee when reviewing candidates are described below in “Director Nomination Process.”

The Nominating and Corporate Governance Committee also assists the Board in its oversight of the Company’s environmental, social and governance programs, including the Company’s policies and practices concerning corporate social responsibility and environmental sustainability.

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ACADEMIC COMMITTEE
Members: Dr. Barrett (Chair), Mr. Cohen and Ms. McFadden

Number of Meetings: 3

Responsibilities: The primary role of the Academic Committee is to make recommendations and assist management in discharging its responsibility to ensure continuous improvement in academic outcomes for the students and schools we serve.

The Academic Committee has a charter, available on our website at https://investors.stridelearning.com/governance, setting forth the structure, powers and responsibilities of the Academic Committee. Members of the Academic Committee participated in three meetings of the Company’s Educational Advisory Committee (“EAC”) during fiscal 2022. Under its charter, the responsibilities of the Academic Committee include, among other things:

•	monitoring the effectiveness of the Company’s education products and services;
•	participating in the meetings of the Company’s EAC;
•	obtaining information, data and recommendations from the Company’s Chief Academic Officer to assist in its decision making;
•	evaluating and implementing, as necessary, the proposals of the EAC; and
•	Reporting and recommending to the Board any other matters to maximize the Company’s ability to provide an effective education to students enrolled in the schools served by the Company.
Director Nomination Process
The Nominating and Corporate Governance Committee may consider the following criteria, as well as any other factors it deems appropriate, in recommending candidates for election to our Board:
•	personal and professional integrity, ethics and values;
•
experience in corporate management, such as serving as an officer or former officer of a publicly traded company, and a general understanding of marketing, finance, operations, governance and other elements relevant to the success of the Company in today’s business environment;

•	experience in the field of education policy and administration;
•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and, if applicable, committee meetings;
•	potential conflicts of interest with the candidate’s other professional and personal pursuits;
•	service as a board member of another publicly traded company;
•	practical and mature business judgment, including the ability to make independent analytical inquiries; and
•	diversity of the Board, which includes gender, racial and ethnic diversity, as well as a diversity of backgrounds and experiences.
The Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess a mix of the appropriate backgrounds, gender, race, perspectives, skills and expertise to oversee the Company’s business. Currently, our nine-member Board has one Hispanic director, one Asian American director, one African American director, and three female directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, provided such recommendations are submitted in
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writing not later than the close of business on the 90th day, or earlier than the close of business on the 120th day, prior to the anniversary of the preceding year’s annual meeting of stockholders. Such recommendations should include the name and address and other pertinent information about the candidate as is required to be included in the Company’s proxy statement. Recommendations should be submitted to the corporate secretary of the Company at Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: General Counsel and Secretary. The Nominating and Corporate Governance Committee will consider the criteria set forth above and other relevant information when evaluating director candidates recommended by stockholders.
On the recommendation of the Nominating and Corporate Governance Committee, Mr. Verbrugge was appointed to the Board in August 2022. Accordingly, he is standing for election as a director for the first time. Members of our Board, including management and non-management directors, recommended Mr. Verbrugge to the Nominating and Corporate Governance Committee, which evaluated him prior to his appointment to the Board.
Communications with Directors
Stockholders and other interested parties may communicate directly with our Board, individually or as a group, by sending an email to our General Counsel at OGC@K12.com, or by mailing a letter to Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: General Counsel and Secretary. Our General Counsel will monitor these communications and provide summaries of all received communications to our Board at its regularly scheduled meetings. Where the nature of a communication warrants, our General Counsel may decide to seek the more immediate attention of the appropriate committee of the Board or an individual director, or our management or independent advisors and will determine whether any response is necessary.
Board Leadership Structure
Our Board is comprised of independent, accomplished and experienced directors who provide advice and oversight of management to further the interests of the Company and its stockholders. Our governance framework provides the Board with the flexibility to determine an optimal organizational structure for leadership and engagement while ensuring appropriate insight into the operations and strategic issues of the Company. The Board has evaluated its leadership structure and continues to believe that Mr. Rhyu should serve as Chief Executive Officer and that Dr. Barrett should serve as Chair of the Board.
Chief Executive Officer. Our Board elects a Chief Executive Officer who is responsible for the strategic direction and day-to-day leadership and performance of the Company, subject to the overall direction and supervision of the Board and its committees. The Chief Executive Officer is responsible for developing our culture and overall Company vision, managing, overseeing and evaluating the executive officers and other key employees that report directly to the CEO, and serving as the principal external spokesperson for the Company.
Chair of the Board. Our Board elects a chair from among the directors and determines whether to separate or combine the roles of Chair and CEO based on what it believes best serves the needs of the Company and its stockholders at any particular time. Both approaches have been taken depending on the circumstances. The determination to elect Dr. Barrett as Chair of the Board was based on a number of factors that made him particularly well-suited for the role. These factors included his prior positions as Chairman, CEO and COO of Intel Corporation, his prior service as our Lead Independent Director, and his continuing role as Chair of our Academic Committee, along with his understanding of the Company’s business, growth opportunities, challenges and risk management practices. This combination of Company experience and expertise enables Dr. Barrett to provide strong and effective leadership to the Board and to ensure that the Board is informed of important issues. In consultation with our CEO, the Chair of the Board sets the agenda
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for the regular and special meetings of the Board, presides at the annual meeting of stockholders and performs such other functions and responsibilities as set forth in the Corporate Governance Guidelines, or as requested by the Board. Also, as an independent director serving as Chair of the Board, Dr. Barret’s role includes facilitating communications between the CEO and the independent directors and the committees of the Board. In doing so, Dr. Barrett, serves as the liaison between the Board and the CEO, thereby giving guidance to management in meeting the objectives set by the Board and monitoring compliance with corporate governance policies. Additionally, Dr. Barrett serves as a liaison between the Board and stockholders, has the authority to call meetings of the independent directors and chairs executive sessions of the Board during which no members of management are present.
Executive Sessions of the Board. Our Board holds executive sessions without management directors or management present at each regularly scheduled meeting of the Board. The independent directors also may meet without management present at other times as requested by any independent director. As Chair of the Board, Dr. Barrett chairs the executive sessions of the Board.
Risk Oversight
Our Board believes full and open communication with management is essential for effective enterprise risk management and oversight. Members discuss strategy and risks facing the Company with our CEO and our senior management at meetings of our Board or when members of our Board seek to focus on a particular area of risk, such as meeting state academic accountability standards at the schools we manage, ensuring the privacy of student information, compliance with state regulatory and reporting requirements, or information technology cybersecurity protections and preparedness. Because our CEO and Chair of the Board set the agenda for Board meetings, each functional division of the Company can identify risk-related topics that may require added attention, which have included evolving state curriculum standards, student engagement and retention, education technology, legal and policy matters, information security and succession planning. Each quarter, our CEO also presents an assessment of the strategic, financial and operational issues facing the Company, which frequently includes a review of associated risks and opportunities.
Management is responsible for identifying, prioritizing, remediating and monitoring the day-to-day management of risks that the Company faces, while our Board, as a whole and through its committees, is responsible for the oversight of enterprise risk management. In fiscal 2022, the Audit Committee continued to work directly with a major independent accounting firm to support the Company’s internal audit function in risk management. This combination provides us with the focus, scope, expertise and continuous attention necessary for effective risk management.
While our Board is ultimately responsible for risk oversight, three of its committees concentrate on specific risk areas:
The Audit Committee oversees financial reporting and internal controls, school and corporate compliance, cybersecurity and operations risk and discusses with management the Company’s policies with respect to those matters. Our internal audit department prepares various risk management reports that are provided to the Audit Committee on a quarterly basis, or as needed. The reports to the Audit Committee also include an evaluation by our Chief Information and Technology Officer regarding the security of our information systems and the initiatives we undertake to continually assess vulnerabilities and take preventative measures. The Audit Committee reports on our cybersecurity measures in its regular reports to the Board. In addition, the Audit Committee assists the Board in the oversight of legal risk management. A Legal Compliance and Ethics Committee (consisting of senior management members) maintains a Legal
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Compliance and Ethics Program, which includes a Chief Compliance Officer within the Office of the General Counsel. The Legal Compliance and Ethics Committee provides reports to the Audit Committee on the Company’s legal risks and compliance-related matters in the schools we serve and at the corporate level.
Our Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and retains outside compensation and legal experts for that purpose, as further explained in the Compensation Committee Report which begins on page 67.
Finally, our Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with the organization, membership and structure of the Board, succession planning and corporate governance.
Compensation of Directors
In fiscal 2022, pursuant to our Amended Non-Employee Directors Compensation Plan (“Directors Compensation Plan”), our non-employee directors were eligible to receive annual cash retainers for service on our Board and assigned committees and restricted stock awards. Mr. Davis, our then Executive Chair, and Mr. Rhyu, our CEO, received no additional compensation for their service on our Board.
Pursuant to the terms of the Directors Compensation Plan, each non-employee director receives an annual cash retainer of $70,000, the Lead Independent Director, if applicable, receives an additional $25,000, the non-executive Chair of the Board, if applicable, receives an additional $100,000 and each non-employee director receives an additional amount for each committee on which the non-employee director serves, as shown below:
	Additional Cash Retainer
Committee	Chair	Member
Audit Committee	$35,000	$10,000
Compensation Committee	$15,000	$5,000
Nominating and Corporate Governance Committee	$10,000	$5,000
Academic Committee	$5,000	$5,000
In January 2022, each non-employee director received an annual restricted stock award valued at $145,000 as of the grant date, with the shares of our Common Stock underlying such awards vesting fully on the earlier of (a) one year from the date of grant, or (b) the date of the next annual meeting of our stockholders occurring after the date of grant. In addition, the restricted stock awards vest on an accelerated basis upon a non-employee director’s termination of service by reason of death, disability or upon a change in control. Also in January 2022, Mr. Knowling received a one-time additional restricted stock award with respect to 6,045 shares of Common Stock in consideration of his service as Chair of the Compensation Committee, which award vested in full on April 3, 2022. The annual cash retainer, including the committee fees, and the annual restricted stock awards may be deferred in the form of deferred stock units under our Deferred Compensation Plan for Non-Employee Directors (“Directors Deferred Compensation Plan”).
Commencing with the Annual Meeting, on the date of each annual meeting of our stockholders, each non-employee director will receive an annual restricted stock award valued at $200,000 as of the grant date, with the shares of our Common Stock underlying such awards vesting fully on the earlier of (a) one year from the date of grant, or (b) the date of the next annual meeting of our stockholders occurring after the date of grant (or a pro-rata amount upon initial election to the
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Board). In connection with his appointment to the Board on August 5, 2022, Mr. Verbrugge received an annual award of restricted stock equivalent to $145,000, prorated for the period from the date of appointment to December 31, 2022. He will also be eligible for the cash compensation as provided in our Directors Compensation Plan.
Fiscal 2022 Director Compensation Table
The following table sets forth the compensation paid to our non-employee directors for their services during fiscal 2022, including amounts that were deferred under the Directors Deferred Compensation Plan:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Aida M. Alvarez(2)	75,000	145,000	220,000
Craig R. Barrett(3)	87,500	145,000	232,500
Guillermo Bron(4)	37,500	—	37,500
Robert L. Cohen(5)	87,500	145,000	232,500
John M. Engler(6)	42,500	—	42,500
Steven B. Fink(7)	110,000	145,000	255,000
Victoria D. Harker(8)	82,500	145,000	227,500
Robert E. Knowling, Jr.(9)	85,000	345,936(10)	430,936
Liza McFadden(11)	82,500	145,000	227,500
(1)
Represents the aggregate grant date fair values of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. On January 3, 2022, each non-employee director who held such position at the beginning of the calendar year, was eligible to receive an award of restricted stock as discussed above. Ms. McFadden and Mr. Knowling elected to receive their awards in deferred stock units under the Directors Deferred Compensation Plan. The restricted stock and deferred stock units vest on the date of the Annual Meeting.

(2)	As of June 30, 2022, Ms. Alvarez held 4,362 unvested restricted shares.
(3)	As of June 30, 2022, Mr. Barrett held 4,362 unvested restricted shares.
(4)
Mr. Bron was not nominated for reelection at the Company’s 2021 Annual Meeting of Stockholders and ceased serving on our Board on December 10, 2021. The amount shown represents a pro-rated portion of Mr. Bron’s annual retainer based on his partial year of service.

(5)	As of June 30, 2022, Mr. Cohen held 4,362 unvested restricted shares.
(6)
Mr. Engler was not nominated for reelection at the Company’s 2021 Annual Meeting of Stockholders and ceased serving on our Board on December 10, 2021. The amount shown represents a pro-rated portion of Mr. Engler’s annual retainer based on his partial year of service.

(7)	As of June 30, 2022, Mr. Fink held 4,362 unvested restricted shares.
(8)	As of June 30, 2022, Ms. Harker held 4,362 unvested restricted shares.
(9)	As of June 30, 2022, Mr. Knowling held 4,362 unvested deferred stock units.
(10)	On January 3, 2022, Mr. Knowling was granted a one-time award of 6,045 deferred stock units that vested on April 3, 2022.
(11)	As of June 30, 2022, Ms. McFadden held 4,362 unvested deferred stock units.
Please see the Security Ownership of Certain Beneficial Owners and Management table below for additional information on the beneficial ownership of our Common Stock by each of our directors.
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Director Stock Ownership Guidelines
The Company encourages each director to purchase shares of our Common Stock and to maintain a minimum ownership level during his or her tenure to foster alignment with our stockholders. To reinforce this objective, we maintain minimum director stock ownership guidelines for all of our non-employee directors. Pursuant to those guidelines, non-employee directors must hold shares of our Common Stock equal to the lesser of: (i) three times the annual cash retainer or (ii) 15,000 shares. Non-employee directors must be in compliance with this policy by September 28, 2021 or five years after they begin service on our Board, whichever date is later. As of the date of this Proxy Statement, all of our non-employee directors are in compliance with this policy or are within the period to accumulate the specified level of ownership.
Deferred Compensation Plan for Non-Employee Directors
Our non-employee directors may elect, pursuant to our Directors Deferred Compensation Plan, to defer payment of all or a portion of their cash and equity compensation for service on our Board. In the case of a deferral of an equity award, the non-employee director is granted an equal amount of deferred stock units in lieu of restricted shares. Deferred stock units granted in lieu of a restricted stock award are subject to the same vesting requirements or other restrictions that would have applied to such restricted stock award.
In the case of a deferral of cash compensation, the non-employee director receives a number of deferred stock units equal to the amount of the cash compensation being deferred, divided by the per-share closing price of a share of our Common Stock on the date that the cash compensation would have been paid but for the deferral. Deferred stock units credited in lieu of cash compensation are fully vested.
Deferred stock units generally become payable, in a lump sum, within 90 days of the date the director no longer serves on our Board. Deferred stock units are settled in shares of our Common Stock or cash, at the Company’s discretion.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our Board oversees the management of the Company and its business for the benefit of our stockholders in order to enhance stockholder value over the long term and to achieve its educational mission. The Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities. The Guidelines are reviewed annually and periodically amended as the Board enhances the Company’s corporate governance practices. The Board has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers and employees. The purpose of this code is to promote honest and ethical conduct for conducting the business of the Company, consistent with the highest standards of business ethics. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at https://investors.stridelearning.com/governance.
Our corporate governance and business conduct best practices include:
•	regular executive sessions of non-management directors;
•	independent directors except our CEO;
•	a Chair of the Board who is an independent director;
•	an over-boarding policy limiting other board service;
•	director and executive officer stock ownership guidelines; and
•	a policy prohibiting hedging, pledging and short sales of our stock.
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We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”), regarding any amendment to, or waiver from a material provision of our Code of Business Conduct and Ethics involving our principal executive, financial or accounting officer or controller by posting such information on our website.
Related Party Transactions
We recognize that related party transactions present a heightened risk of conflicts of interest and have adopted a written policy to which all related party transactions shall be subject. Pursuant to the policy, the Audit Committee of our Board, or in the case of a transaction in which the aggregate amount is, or is expected to be, in excess of $250,000, the Board will review the relevant facts and circumstances of all related party transactions, including, but not limited to: (i) whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; and (ii) the extent of the related party’s interest in the transaction. Pursuant to the policy, no director, including the Chair of the Audit Committee, may participate in any approval of a related party transaction to which he or she is a related party. The Board or Audit Committee, as applicable, will then, in its sole discretion, either approve or disapprove the transaction.
Certain types of transactions, which would otherwise require individual review, have been pre-approved by the Audit Committee. These types of transactions include, for example: (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement; (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction; and (iii) transactions involving competitive bids or fixed rates. Additionally, pursuant to the terms of our related party transaction policy, all related party transactions are required to be disclosed in our applicable filings as required by the Securities Act of 1933, as amended, and the Exchange Act and related rules. Furthermore, any material related party transactions are required to be disclosed to the full Board. We have established internal policies relating to disclosure controls and procedures, which include policies relating to the reporting of related party transactions that must be pre-approved under our related party transactions policy.
Compensation Committee Interlocks and Insider Participation
From July 1, 2021 until December 9, 2021, Messrs. Engler, Fink, and Knowling served on our Compensation Committee, and from December 10, 2021 until June 30, 2022, Messrs. Fink and Knowling and Ms. Harker served on our Compensation Committee. During fiscal 2022, there were no interlocking relationships existing between members of our Board and our Compensation Committee and members of the board of directors or the compensation committee of any other company. During fiscal 2022, no members of the Compensation Committee were current or former officers of the Company or were employees of the Company and no members of the Compensation Committee had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.
Audit Committee Report
In accordance with a written charter adopted by the Board, the Audit Committee, or the “Committee”, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes and its internal audit function. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and for assessing the effectiveness of the Company’s internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and for issuing reports thereon.
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In this context, the Committee has met and held discussions with management, the independent auditors and internal audit, as well as legal counsel. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
In addition, the Committee has received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management.
The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.
In reliance on the reviews and discussions referred to above, the Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements of the Company for the fiscal year ended June 30, 2022, in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on August 10, 2022. The Committee also recommended to the Board, subject to stockholder ratification, the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023, and the Board accepted its recommendation.
Members of the Audit Committee

Steven B. Fink (Chair)
Robert L. Cohen
Robert Knowling Jr.
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
Independent Registered Public Accounting Firm Fees and Services
BDO USA, LLP (“BDO USA”) was the Company’s independent registered public accounting firm for the fiscal years ended June 30, 2022 and June 30, 2021. BDO USA has billed the Company the following fees for professional services rendered in respect of fiscal 2022 and fiscal 2021:
	2022	2021
Audit Fees	$1,146,628	$1,227,008
Audit-Related Fees	$47,362	$47,272
Tax Fees	—	—
All Other Fees	—	—
Total	$1,193,990	$1,274,280
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Audit Fees are for professional services for the Company’s annual audit, including the audit of internal control over financial reporting for fiscal 2022 and 2021, reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements. Audit-related fees in fiscal 2022 and 2021 were for professional services associated with audits of certain managed schools and other minor matters.
The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to the Company by BDO USA during fiscal 2022 and 2021 were pre-approved by the Audit Committee.
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RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2)
The Audit Committee has appointed BDO USA, LLP (“BDO USA”) as the Company’s independent registered public accounting firm for our fiscal year ending June 30, 2023. Although ratification is not required by law, our Board believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders. A representative of BDO USA is expected to attend the Annual Meeting and this representative will be provided with an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders, if any.
The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of BDO USA as the Company’s independent registered public accounting firm.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO USA AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2023.
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ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
(Proposal 3)
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding advisory vote to approve the fiscal 2022 compensation of our NEOs, as disclosed in this Proxy Statement. This Proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation program.
As described in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success. Under this program, our NEOs are rewarded for the achievement of specific annual, long-term and strategic goals, and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” and the compensation tables that follow for additional details about our executive compensation program, including information about the fiscal 2022 compensation of our NEOs, our engagement with stockholders in fiscal 2022 relating to our compensation program and the responsive actions we have taken in and subsequent to fiscal 2022.
We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote FOR the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion is hereby APPROVED.”
The Say-on-Pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee, or our Board. Our Board and our Compensation Committee value the opinions of our stockholders, and to the extent there is a significant vote against the NEO compensation, as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and will evaluate what, if any, further actions are necessary to address those concerns. We expect to hold our next Say-on-Pay vote at our 2023 annual meeting of stockholders.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.
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APPROVAL OF AMENDMENT AND RESTATEMENT OF THE COMPANY’S 2016 EQUITY INCENTIVE AWARD PLAN
(Proposal 4)
Our Board is seeking stockholder approval of the amendment and restatement of the Company’s 2016 Equity Incentive Award Plan (the “2016 Plan”) to (1) increase the number of shares of common stock available for issuance under the 2016 Plan by 1,045,000 shares, (2) remove certain provisions which were otherwise required for awards to qualify as performance-based compensation under an exception to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), prior to its repeal and (3) extend the term of the 2016 Plan to October 7, 2032, the tenth anniversary of the date the 2016 Plan, as amended and restated, was approved by the Board, (4) increase the limit on the number of shares that may be issued upon the exercise of incentive stock options under the plan, and (5) provide that dividends and dividend equivalents may not be paid on unvested awards, as described below.
Our Board approved the amendment and restatement of the 2016 Plan on October 7, 2022, subject to stockholder approval. If this proposal is approved by our stockholders, the amendment and restatement of the 2016 Plan will become effective on the date of the Annual Meeting. If this proposal is not approved by our stockholders, the amendment and restatement of the 2016 Plan will not become effective, but the existing 2016 Plan will remain in effect in accordance with its terms prior to the date the amendment and restatement was approved by the Board and we may continue to grant awards thereunder in accordance with its existing share reserve.
Overview of Amendments to the 2016 Plan
The purpose of the amendment and restatement is to permit the Company to continue using the 2016 Plan to achieve the Company’s performance, recruiting, retention and incentive goals. We believe that the continued use of the 2016 Plan is essential to our success. Providing long term incentive compensation opportunities in the form of equity awards aligns the interests of the Company’s employees, directors and consultants with the long-term interests of our stockholders, linking compensation to Company performance while building the value of our Company. The use of equity awards as compensation also allows the Company to conserve cash resources for other important purposes.
Increase to Share Reserve
The amendment and restatement of the 2016 Plan will increase the number of shares available for issuance under the 2016 Plan by 1,045,000 shares of common stock. If the amendment and restatement of the 2016 Plan is not approved by our stockholders, we expect there will be an insufficient number of shares available to make equity-based compensation awards going forward, which would negatively impact our ability to deliver competitive levels of compensation and effectively align employee and stockholder interests.
As of September 19, 2022, there were 1,425,849 shares of common stock remaining available for future grants under the 2016 Plan (with outstanding performance awards counted against the share reserve at “target”). Assuming stockholder approval, as of the effectiveness of the amendment and restatement of the 2016 Plan, there will be 2,470,849 shares of common stock available for future awards, less any grants made under the 2016 Plan after September 19, 2022, and prior to stockholder approval of the amendment and restatement of the 2016 Plan. Accordingly, when the new share request is added to the shares previously authorized under the existing plan, the amended and restated 2016 Plan will authorize an aggregate of 4,791,829 shares of common stock for issuance, plus the number of shares subject to awards outstanding under our 2007 Equity Incentive Award Plan (the “2007 Plan”) or other prior plans as of the original effective date of the 2016 Plan that became available for issuance under the 2016 Plan from and after the original effective date of the 2016 Plan but prior to September 19, 2022 due to forfeiture or cancellation of
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such awards in accordance with the terms of the 2016 Plan (as described in more detail below under the heading “Authorized Shares”). For the avoidance of doubt, the number of authorized shares under the amended and restated 2016 Plan described above includes shares subject to awards granted and settled in prior years and is not a reflection of availability for new, future awards following the effectiveness of the amendment and restatement of the 2016 Plan.
Increase to Incentive Stock Option Limitation
Under the amended and restated 2016 Plan, no more than 10,000,000 shares may be issued upon the exercise of incentive stock options granted under the plan. This limit is being included for purposes of compliance with the requirements under the Internal Revenue Code with respect to incentive stock options and is not indicative of the overall share reserve under the amended and restated 2016 Plan.
Prohibition on Dividends and Dividend Equivalents on Unvested Awards
Under the amended and restated 2016 Plan, dividends and dividend equivalents may not be paid on unvested awards unless and until such vesting conditions are met. No dividend equivalents may be granted with respect to stock options or stock appreciation rights.
Extension of the Term
Unless terminated earlier pursuant to its terms, the amendment and restatement of the 2016 Plan will extend the term of the 2016 Plan to October 7, 2032, the tenth anniversary of the date the amendment and restatement was approved by the Board. Upon expiration of the term, the 2016 Plan will continue to govern outstanding awards.
Removal of Provisions Relating to Section 162(m) of the Code
Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJ Act”), an exception to Section 162(m) of the Code allowed “performance-based compensation” that met certain requirements to be tax deductible without regard to the deduction limits imposed by Section 162(m) of the Code. This qualified performance-based compensation exception was repealed as part of the TCJ Act. The amendment and restatement of the 2016 Plan removes certain provisions which were otherwise required for awards to qualify as performance-based compensation under this exception prior to its repeal.
Stockholder Approval Required
In general, stockholder approval of the amendment and restatement of the 2016 Plan is necessary in order for us to meet the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, and to grant stock options that qualify as incentive stock options as defined under Section 422 of the Code.
Board Recommendation
The Board believes that the amendment and restatement of the 2016 Plan is in the best interests of the Company and our stockholders and therefore recommends a vote FOR this proposal.
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Determination of Additional Shares Under 2016 Plan
The table below presents information regarding the shares that were subject to various outstanding equity awards under our equity plans at September 19, 2022.
	Number of Shares	Market Value ($)(1)
2016 Plan	1,722,054	69,467,658
Options outstanding	—	—
Time-based restricted stock outstanding	1,010,074	40,746,385
Weighted-average remaining term of time-based restricted stock	2.15 years
Performance-based restricted stock outstanding	58,662	2,366,425
PSUs outstanding(2)	583,100	23,522,254
DSUs outstanding	70,218	2,832,594
Shares available to grant	1,425,849	57,518,749
Proposed increase to share reserve under amended and restated 2016 Plan	1,045,000	42,155,300
2007 Equity Incentive Award Plan	675	27,230
Options outstanding	675	27,230
Weighted-average exercise price of outstanding options	$14.77	—
Weighted-average remaining term of outstanding options	0.76 years	—
Time-based restricted stock outstanding	—	—
Performance-based restricted stock outstanding	—	—
Shares available to grant	—	—
(1)	Based on the closing price of our common stock on September 19, 2022 of $40.34 per share.
(2)	PSUs shown at target.
In determining to approve an increase to the number of shares available for issuance under the 2016 Plan, the Compensation Committee reviewed an analysis prepared by Compensia, the Committee’s independent compensation consultant. Specifically the Compensation Committee considered that:
•
Taking into account our recent annual equity burn rates (calculated by dividing the number of shares subject to equity awards granted during the year (with outstanding performance awards counted against the share reserve at “target”), by the number of shares outstanding at the end of the applicable year) under the 2016 Plan of 2.21%, 2.58% and 3.05%, respectively, in each of the past three years (resulting in a three-year average burn rate of 2.61%), we expect the share reserve under the amended and restated 2016 Plan to provide us with enough shares for awards for approximately 1.8 years. This assumes that we continue to grant awards consistent with our current practices and historical usage, as reflected in our historical burn rate, and is further dependent on the price of our shares and hiring activity during the next few years, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares of common stock or future hiring activity with any degree of certainty at this time, and the share reserve under the 2016 Plan could last for a shorter or longer time.

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•
If approved, the issuance of the additional 1,045,000 shares to be reserved under the 2016 Plan represents 2.4% of the number of shares of our common stock outstanding as of September 19, 2022. As of September 19, 2022, we had a total of 43,039,379 shares of common stock outstanding.

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to the Company’s ability to continue to attract and retain talented employees in the industry in which it competes, the Board has determined that the size of the share reserve under the amended and restated 2016 Plan after giving effect to the amendment and restatement is reasonable and appropriate at this time. The Board will not create a subcommittee to evaluate the risk and benefits for issuing shares under the amended and restated 2016 Plan.
Why Stockholders Should Vote to Approve the Amended and Restated 2016 Plan
Long-Term Incentive Awards are an Important Part of our Compensation Philosophy
We believe that the continued use of equity-compensation awards as a means of providing long-term incentives to our employees and other service providers is essential to our success. Equity awards are intended to motivate high levels of performance, align the interests of our employees, directors and consultants with those of our stockholders by giving these individuals the perspective of an owner with an equity stake in our Company and provide a means of recognizing their contributions to the success of our Company. Our Board and leadership team believe that long-term equity incentive awards are necessary to remain competitive in the market and are essential to recruiting and retaining the highly qualified employees who help our Company meet its goals.
We believe we must continue to offer a competitive long-term equity incentive plan in order to attract, retain and motivate the talent imperative to our continued growth and success. As of September 19, 2022, 4% of our employee population had received grants of equity awards and all of our non-employee directors had received grants of equity awards.
The Existing Share Reserve under the 2016 Plan Will Soon be Exhausted
The 2016 Plan originally became effective in December 2016 following approval by our stockholders. When adopting the 2016 Plan we did not seek to increase the number of shares then-available for equity compensation awards. Rather, the number of shares available for awards under the 2016 Plan equaled the number of shares available under our 2007 Plan, which was no longer used for new grants once the 2016 Plan was approved. We have continued to make grants under the 2016 Plan based on its original reserve since its adoption, and we will not be able to continue to issue equity awards to our employees, directors and consultants once we exhaust the available shares under the 2016 Plan, unless our stockholders approve the amendment and restatement of the 2016 Plan.
While we could increase cash compensation if we are unable to grant long-term equity incentive awards, we anticipate that we will have difficulty attracting, retaining and motivating our employees if we are unable to grant them equity awards. We believe that equity-based awards are a more effective compensation vehicle than cash because they align employee and stockholder interests with a smaller impact on current income and cash flow.
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Amended and Restated 2016 Plan Contains Equity Compensation Best Practices—What is in the Plan?
The amended and restated 2016 Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect our stockholders’ interests. These provisions include:
•
Continued Broad-Based Eligibility for Equity Awards. We grant equity awards to a large number of our employees and all of our non-employee directors. By doing so, we link employee and director interests with stockholder interests throughout the organization and motivate these individuals to act as owners of the business.

•
Stockholder Approval is Required for Additional Shares. The amended and restated 2016 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares of our common stock which may be issued under the amended and restated 2016 Plan.

•
Limitations on Share Recycling. Shares tendered by participants to satisfy the exercise price or tax withholding obligation of an option are not “added back” to the shares available for issuance under the amended and restated 2016 Plan. Shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise, and shares purchased on the open market with the cash proceeds from the exercise of options are also not added back to the shares available for issuance under the amended and restated 2016 Plan.

•
Director Award Limit. An annual grant-date fair value limit of $750,000 per year applies to all equity and cash-based awards granted to non-employee directors (increased to $1,000,000 in the fiscal year of initial service as a non-employee director).

Amended and Restated 2016 Plan Contains Equity Compensation Best Practices—What is not in the Plan?
•
No “Evergreen” Provision. The amended and restated 2016 Plan does not contain an “evergreen” provision to increase the number of shares available for grants each year. Any increase to the maximum number of shares available will require stockholder approval.

•
No Repricing of Awards. The amended and restated 2016 Plan affirmatively provides that awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares under the award.

•
No Discount Stock Options or Stock Appreciation Rights. The amended and restated 2016 Plan requires that all stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•
No Dividend Payments on Unvested Awards. Dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met. No dividend equivalents may be granted with respect to stock options or stock appreciation rights.

•	No Tax Gross-Ups. The amended and restated 2016 Plan does not provide for any tax gross-ups.
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Description of the 2016 Plan
The following sets forth a description of the material features and terms of the amended and restated 2016 Plan, as amended and restated. The following summary is qualified in its entirety by reference to the full text of the amended and restated 2016 Plan, which is attached hereto as Appendix B.
Authorized Shares
The amended and restated 2016 Plan authorizes an increase of 1,045,000 in the number of shares of common stock available for issuance under the amended and restated 2016 Plan over the existing share reserve under the 2016 Plan. Accordingly, when the new share request is added to the shares previously authorized under the 2016 Plan, the amended and restated 2016 Plan will authorize the issuance a number of shares of common stock equal to the sum of (1) 4,791,829 shares, representing the 3,746,829 reserved for issuance under the 2016 Plan as of the original effective date of the 2016 Plan plus the increase of 1,045,000 in the number of shares available for issuance under the amended and restated 2016 Plan over the existing share reserve under the 2016 Plan, plus (2) shares added to the share reserve since the original effective date of the 2016 Plan as a result of the expiration, forfeiture or settlement in cash of awards outstanding under the 2007 Plan and our other prior equity incentive plans during the period from the original effective date of the 2016 Plan through September 19, 2022 in accordance with the terms of the 2016 Plan.
As of September 19, 2022, awards covering a total of 1,722,054 shares were subject to outstanding awards under the 2016 Plan and 1,425,849 shares of common stock remaining available for future grants under the 2016 Plan (with performance awards counted assuming “target” performance). Therefore, for the avoidance of doubt, the authorized shares under the amended and restated 2016 Plan described above shares includes shares subject to awards granted and settled in prior years and is not a reflection of availability for new, future awards following the effectiveness of the amendment and restatement of the 2016 Plan.
In no event will more than 10,000,000 shares of common stock be issuable pursuant to incentive stock options under the 2016 Plan during its term. Shares issued under the 2016 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.
Share Counting Provisions
If an award under the amended and restated 2016 Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring shares covered by the award at a price not greater than the price (as adjusted to reflect any equity restructuring) paid by the participant for the shares or not issuing any shares covered by the award, the unused shares covered by the award will, as applicable, become or again be available for award grants under the amended and restated 2016 Plan. In addition, except as provided below with respect to options, shares delivered to the Company to satisfy any tax withholding obligation (including shares retained by the Company from the award being purchased and/or creating the tax obligation) will, as applicable, become or again be available for award grants under the amended and restated 2016 Plan. However, the amended and restated 2016 Plan does not allow the share reserve to be recharged or replenished with shares that (1) are tendered or withheld to satisfy the exercise price or tax withholding obligation of an option; (2) are subject to a stock appreciation right but are not issued in connection with the stock settlement of the stock appreciation right; or (3) the Company purchases on the open market with cash proceeds from the exercise of options.
Dividend equivalents paid in cash are not counted against the number of shares of common stock reserved under the amended and restated 2016 Plan.
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Administration
The amended and restated 2016 Plan is administered by the Committee or a subcommittee thereof (or by the Board or another Board committee as may be determined by the Board from time to time). The administrator of the amended and restated 2016 Plan (the “Administrator”) has the authority to determine which service providers receive awards and sets the terms and conditions applicable to the award within the confines of the amended and restated 2016 Plan’s terms. The Administrator has the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the amended and restated 2016 Plan.
Award Limits
The maximum aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718 (or any successor thereto), of all equity and cash-based awards granted to a non-employee director for services as a director under the amended and restated 2016 Plan during any fiscal year may not exceed $750,000 per year (or $1,000,000 in the fiscal year of a director’s initial service). Notwithstanding the foregoing, in no event will more than the authorized number of shares available for issuance under the amended and restated 2016 Plan be granted to any one person during any fiscal year of the Company.
Eligibility
Employees (including executive officers), consultants and non-employee directors of the Company or any of its subsidiaries are eligible to receive awards under the amended and restated 2016 Plan. As of September 19, 2022, the Company and its subsidiaries had approximately 8,000 employees and 8 non-employee directors who were eligible to receive awards under the 2016 Plan. Based on our historical practices, our approximately 700 consultants and other service providers are generally not considered for awards under our long-term equity incentive program.
Types of Awards
The amended and restated 2016 Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock or cash based awards. Awards to eligible individuals shall be subject to the terms of an individual award agreement between the Company and the individual. A brief description of each award type follows.
•
Stock Options. Stock options may be granted under the amended and restated 2016 Plan, including both incentive stock options and non-qualified stock options, which provide the holder a right to purchase shares of common stock at a specified exercise price. The exercise price per share for each stock option shall be set by the Administrator, but shall not be less than the fair market value on the date of the grant (or 110% of the price of an incentive stock option in the case of an individual who, on the date of the grant, owns or is deemed to own shares representing more than 10% of the stock of the Company). The term of any option award may not be longer than ten years (or five years in the case of an incentive stock option granted to a 10% stockholder of the Company). The Administrator will determine the time period for exercise of each award, including the time period for exercise following a termination of service by the recipient, subject to the ten year limitation.

•
Stock Appreciation Rights. The Administrator is authorized to grant stock appreciation rights to eligible recipients in its discretion, on such terms and conditions as it may determine, consistent with the amended and restated 2016 Plan. A stock appreciation right entitles the holder to exercise the stock appreciation right to acquire shares of the Company’s common stock upon exercise within a specified time period from the date of

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the grant. Subject to the provisions of the stock appreciation right award agreement, the recipient may receive from the Company an amount determined by multiplying the difference between the price per share of the stock appreciation right and the value of the share on the date of exercise by the number of shares of common stock subject to the award. The maximum term for which stock appreciation rights may be exercisable under the amended and restated 2016 Plan is ten years.
•
Restricted Stock. The Administrator may make awards of restricted stock to eligible individuals in such amounts and at purchase prices to be established by the Administrator in connection with each award. Such awards will be subject to restrictions and other terms and conditions as are established by the Administrator. Upon issuance of restricted stock, recipients generally have the rights of a stockholder with respect to such shares, subject to the limitations and restrictions established by the Administrator in the individual award agreement. Such rights generally include the right to receive dividends and other distributions in relation to the award; however, dividends may be paid with respect to restricted stock that is subject to vesting only to the extent the vesting conditions have been satisfied and the restricted stock vests.

•
Restricted Stock Units. The amended and restated 2016 Plan authorizes awards of restricted stock units to eligible individuals in amounts and at purchase prices and upon such other terms and conditions as are established by the Administrator in connection with each award. Restricted stock unit awards entitle recipients to acquire shares of the Company’s common stock in the future under certain conditions. Holders of restricted stock units generally have no rights of ownership or as stockholders in relation to the award, unless and until the restrictions lapse and the restricted stock unit award vests in accordance with the terms of the grant. Restricted stock units may be accompanied by the right to receive the equivalent value of dividends paid on shares of the Company’s common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights); however, dividend equivalents with respect to an award subject to vesting that are based on dividends paid prior to the vesting of such award will only be paid out to the holder to the extent that the vesting conditions are subsequently satisfied and the award vests. The Administrator may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the participant’s election, in a manner intended to comply with Section 409A of the Code.

•
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of the Company’s common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of the Company’s common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation otherwise payable to any individual who is eligible to receive awards. The Administrator will determine the terms and conditions of other stock or cash based awards, including any purchase price, performance goals (which may be based on performance criteria), transfer restrictions and vesting conditions.

•
Dividend Equivalents. Dividend equivalent rights may be granted that entitle the holder to receive the equivalent value of dividends paid on shares of the Company's common stock prior to the delivery of the shares underlying an award; however, dividends and dividend equivalents may be paid on awards subject to vesting conditions only to the extent such conditions are met. No dividend equivalents may be granted with respect to stock options or stock appreciation rights.

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Performance Criteria
The Administrator may select performance criteria for an award to establish performance goals for a performance period. Performance criteria under the amended and restated 2016 Plan may include, but are not limited to, the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per share, price per share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A/R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, number of new states entered, number of new countries entered, number of new schools, number of students/new students, student retention percentage, student lifetime value, number of new courses, number of classrooms using our curriculum, curriculum enhancement and compliance with state standards, learning and content management system improvements, development and/or implementation of school initiatives and services, academic performance, training and professional development goals, state testing measures for schools and students, infrastructure scaling, new product development, business development, human capital development, human resources goals, employee satisfaction, regulatory compliance objectives, supervision of litigation and other legal matters, managing relationships with charter authorizers, charter school boards, or other organizations that influence charter schools, cost management, expense reduction goals, budget comparisons, and contract renewals, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company or a subsidiary, or based upon performance relative to the performance of other companies or upon comparisons of any of the indicators of performance relative to the performance of other companies.
Prohibition on Repricing
Under the amended and restated 2016 Plan, the Administrator may not, without the approval of the Company’s stockholders, authorize the repricing of any outstanding option or stock appreciation right to reduce its price per share, cancel any option or stock appreciation right in exchange for cash or another award when the price per share exceeds the fair market value of the underlying shares, or take any other action with respect to an option or stock appreciation right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. stock exchange on which the shares of common stock are listed.
Certain Transactions
The Administrator has broad discretion to take action under the amended and restated 2016 Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting the Company’s common stock, such as dividends or other distributions (whether in the form of cash, common stock, other securities, or other property), reorganizations, mergers, consolidations, change in control events and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with the Company’s stockholders known as “equity restructurings,” the Administrator will make equitable adjustments to outstanding awards.
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Acceleration upon a Change in Control
In the event of a change in control in which outstanding awards are not continued, converted, assumed or replaced by the Company or the successor to the Company in the change in control, such awards shall become fully exercisable and all forfeiture, repurchase and other restrictions on such awards shall lapse immediately prior to the change in control.
Amendment and Termination
The Administrator may amend, suspend or terminate the amended and restated 2016 Plan at any time. However, no amendment, other than an amendment that increases the number of shares available under the amended and restated 2016 Plan, may materially and adversely affect an award outstanding under the amended and restated 2016 Plan without the consent of the affected participant. Our Board is required to obtain stockholder approval for any amendment to the amended and restated 2016 Plan to the extent necessary to comply with applicable laws. The amended and restated 2016 Plan provides that in no event may an award be granted pursuant to the 2016 Plan after October 7, 2032, which is ten years from the date our Board adopted the amendment and restatement of the 2016 Plan.
Forfeiture and Claw-backs
All awards (including any proceeds, gains or other economic benefit obtained in connection with any award) made under the amended and restated 2016 Plan are subject to any claw-back policy implemented by the Company, including any claw-back policy adopted to comply with the requirements of applicable law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or award agreement.
United States Federal Income Tax Consequences
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.
Incentive Stock Options
No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an incentive stock option. The basis of shares transferred to a participant upon exercise of an incentive stock option is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, a participant may be subject to the alternative minimum tax as a result of the exercise.
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Non-qualified Stock Options
No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a non-qualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Non-qualified stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of recognition by the participant, subject to the deduction limitations described below.
Stock Appreciation Rights
There is expected to be no United States federal income tax consequences to either the participant or the employer upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any common stock received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Stock
If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.
If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market
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value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.
Restricted Stock Units
There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of common stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Limitations on the Employer’s Compensation Deduction
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an officer for the taxable year exceeds $1 million. Prior to the TCJ Act, the deduction limit did not apply to certain “performance-based” compensation established by an independent compensation committee which conformed to certain conditions stated under the Code and related regulations. As part of the TCJ Act, the ability to rely on this qualified “performance-based” compensation exception was eliminated.
Excess Parachute Payments
Section 280G of the Code limits the deduction that the employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals that are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the 2016 Plan upon a change in ownership or control of the employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable to the employer, a disqualified individual receiving an excess parachute payment is subject to a 20% excise tax on the amount thereof.
Application of Section 409A of the Code
Section 409A of the Code imposes an additional 20% tax and interest on an individual receiving non-qualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A, “non-qualified deferred compensation” includes equity-based incentive programs, including some stock options, stock appreciation rights and restricted stock unit programs. Generally speaking, Section 409A does not apply to incentive stock options, non-discounted non-qualified stock options and stock appreciation rights if no deferral is provided beyond exercise, or restricted stock.
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The awards made pursuant to the amended and restated 2016 Plan are expected to be designed in a manner intended to comply with the requirements of Section 409A of the Code to the extent the awards granted under the 2016 Plan are not exempt from coverage. However, if the 2016 Plan fails to comply with Section 409A in operation, a participant could be subject to the additional taxes and interest.
State and local tax consequences may in some cases differ from the federal tax consequences. The foregoing summary of the United States federal income tax consequences in respect of the 2016 Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards.
The amended and restated 2016 Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.
New Plan Benefits
Except with respect to grants to certain non-employee directors pursuant to our Director Compensation Plan, the number of awards that our NEOs, other executive officers, other employees and non-employee directors may receive under the amended and restated 2016 Plan will be determined in the discretion of the Committee in the future, and the Committee has not made any determination to make future grants to any persons under the amended and restated 2016 Plan as of the date of this proxy statement. Therefore, other than as set forth below, it is not possible to determine the benefits that will be received in the future by participants in the amended and restated 2016 Plan.
Name and Position	Dollar Value ($)	Number of Units
Nathaniel A. Davis Former Executive Chair	—	—
James J. Rhyu Chief Executive Officer	—	—
Timothy J. Medina Former Chief Financial Officer	—	—
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	—	—
Les Ottolenghi Chief Information and Technology Officer	—	—

All current executive officers as a group	—	—
All employees who are not executive officers	—	—
All non-employee directors as a group	1,600,000	39,663(1)
(1)
Pursuant to our Director Compensation Plan, each of our non-employee directors receives an automatic annual grant of shares of restricted stock on the date of each annual meeting having a fair market value as of the date of grant equal to $200,000. Amount shown represents the number of restricted shares that would be granted based on the per share value of $40.34, which was the closing price of our common stock on September 19, 2022.

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Plan Benefits
The following table sets forth, with respect to the individuals and groups identified therein, the number of shares subject to awards that have been granted to such individuals and groups under the existing 2016 Plan through September 19, 2022:
Name and Position	Shares Subject to Stock Options (Vested and Unvested) (#)(1)	Shares Subject to Time-Based Restricted Stock/DSUs (Vested and Unvested) (#)(1)	Shares Subject to Performance- Based Restricted Stock/RSUs (Vested) (#)(1)(2)	Shares Subject to Performance- Based Restricted Stock/RSUs (Unvested) (#)(1)(3)
Named Executive Officers:
Nathanial A. Davis, Former Executive Chair	—	230,273	1,436,263	14,534
James J. Rhyu, Chief Executive Officer	—	305,844	421,215	226,170
Timothy J. Medina, Former Chief Financial Officer	—	58,267	65,833	27,021
Vincent W. Mathis, Executive Vice President, General Counsel and Secretary	—	87,125	109,553	50,004
Les Ottolenghi, Chief Information and Technology Officer	—	58,882	—	33,480
All current executive officers as a group (4 persons)	—	501,891	530,768	359,354
Non-executive officer current directors/director nominees:
Aida M. Alvarez	—	32,308	—	—
Craig R. Barrett	—	34,152	—	—
Robert L. Cohen	—	20,464	—	—
Stephen B. Fink	—	34,152	—	—
Victoria D. Harker	—	16,547	—	—
Robert E. Knowling, Jr.	—	28,275	—	—
Liza McFadden	—	30,756	—	—
Joseph A. Verbrugge	—	1,358	—	—
All non-executive officer current directors as a group	—	198,012	—	—
Each associate of any of such directors, executive officers or nominees	—	—	—	—
Each other person who received or is to receive 5% of options, warrants or rights	—	—	—	—
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Name and Position	Shares Subject to Stock Options (Vested and Unvested) (#)(1)	Shares Subject to Time-Based Restricted Stock/DSUs (Vested and Unvested) (#)(1)	Shares Subject to Performance- Based Restricted Stock/RSUs (Vested) (#)(1)(2)	Shares Subject to Performance- Based Restricted Stock/RSUs (Unvested) (#)(1)(3)
All employees, including all current officers who are not executive officers, as a group (371 persons)	—	1,563,167	665,228	259,126
(1)	Share numbers shown do not take into account shares subject to awards that that have been cancelled, forfeited or expired unexercised.
(2)	Vested performance-based restricted stock are shown based on the actual number of shares earned.
(3)	Unvested performance-based awards are shown based on the target level of performance. The maximum number of performance-based awards that may vest is generally equal to 200% of the target level.
Interests of Certain Persons in the 2016 Plan
Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the amendment and restatement of the 2016 Plan because they may receive awards under such plan. Nevertheless, the Board believes that it is important to provide incentives and rewards for superior performance and the retention of experienced directors and officers by adopting the amendment and restatement of the 2016 Plan.
OUR BOARD RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2016 PLAN.
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SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of October 18, 2022, certain information with respect to the beneficial ownership of Common Stock by each beneficial owner of more than 5% of the Company’s voting securities (based solely on review of filings with the SEC), each director and each NEO and all directors and executive officers of the Company as a group, except as qualified by the information set forth in the notes to this table. To our knowledge, except as noted below, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s voting securities. As of October 18, 2022, 43,031,568 shares of our Common Stock were outstanding.
Unless otherwise noted, the address for each director and executive officer is c/o Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190.
	Shares Beneficially Owned(1)
	Shares of Common Stock	Percent
James J. Rhyu(2)	568,639	1.32%
Vincent W. Mathis(3)	52,966	*
Timothy J. Medina(4)	88,464	*
Les Ottolenghi(5)	56,034	*
Nathaniel A. Davis(6)	1,078,408	2.51%
Aida M. Alvarez(7)	32,308	*
Craig R. Barrett(8)	67,957	*
Robert L. Cohen(9)	20,464	*
Steven B. Fink(10)	159,753	*
Victoria D. Harker(11)	16,547	*
Robert E. Knowling, Jr.(12)	28,275	*
Liza McFadden(13)	30,756	*
Joseph A. Verbrugge(14)	1,358	*
All Directors and Executive Officers as a Group (12 persons)(15)	1,078,577	2.50%
BlackRock, Inc.(16)	7,216,174	16.77%
The Vanguard Group(17)	4,285,669	9.96%
Dimensional Fund Advisors(18)	2,823,246	6.56%
Boston Partners(19)	2,138,987	4.97%
*	Denotes less than 1%.
(1)
Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person or entity exercises sole or shared voting or investment power. Except as indicated by footnote, and subject to applicable community property laws, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by the stockholder. The number of shares beneficially owned by a person or entity includes shares of Common Stock subject to options held by that person or entity that are currently exercisable or exercisable within 60 days of October 18, 2022 and not subject to repurchase as of that date. Shares issuable pursuant to options and deferred stock units are deemed outstanding for calculating the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of calculating the percentage ownership of any other person.

(2)	Includes 177,268 unvested shares of restricted Common Stock that are subject to forfeiture.
(3)	Includes 35,389 unvested shares of restricted Common Stock that are subject to forfeiture.
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(4)	Based on a Form 4 filed by Mr. Medina on April 18, 2022.
(5)	Includes 49,894 unvested shares of restricted Common Stock that are subject to forfeiture.
(6)	Based on a Form 4 filed by Mr. Davis on August 16, 2022 and includes 170,786 shares of Common Stock held by the Nathaniel A. Davis Revocable Trust.
(7)	Includes 4,362 unvested shares of restricted Common Stock that are subject to forfeiture.
(8)	Includes 4,362 unvested shares of restricted Common Stock that are subject to forfeiture.
(9)	Includes 4,362 unvested shares of restricted Common Stock that are subject to forfeiture.
(10)	Includes 4,362 unvested shares of restricted Common Stock that are subject to forfeiture. Mr. Fink has voting and investment control with respect to the securities held by S&C Fink Living Trust.
(11)	Includes 4,362 unvested shares of restricted Common Stock that are subject to forfeiture.
(12)	Includes 4,362 deferred stock units that are subject to forfeiture.
(13)	Includes 4,362 deferred stock units that are subject to forfeiture.
(14)	Includes 257 unvested shares of restricted Common Stock and 1,101 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.
(15)	Includes 323,301 unvested shares of restricted Common Stock and 8,724 deferred stock units. The unvested shares of restricted Common Stock and deferred stock units are subject to forfeiture.
(16)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on August 9, 2022. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(17)	Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on May 10, 2022. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(18)
Based solely on publicly available filings with the SEC, including the Schedule 13G/A filed on February 8, 2022. The address for Dimensional Fund Advisors, LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(19)	Based solely on publicly available filings with the SEC, including the Schedule 13G filed on February 14, 2022. The address for Boston Partners is One Beacon Street, 30th Floor, Boston, MA 02108.
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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section sets forth the objectives and elements of our executive compensation program, describes the related processes of our Compensation Committee (the “Committee”), and discusses the compensation earned by our named executive officers (our “NEOs”). For fiscal 2022, our NEOs were:
Named Executive Officer	Role
James J. Rhyu	Chief Executive Officer (our “CEO”)
Nathaniel A. Davis	Former Executive Chair (our “Executive Chair”)(1)
Timothy J. Medina	Former Chief Financial Officer(2)
Vincent W. Mathis	Executive Vice President, General Counsel and Secretary
Les Ottolenghi	Chief Information and Technology Officer
(1)
Effective September 30, 2022, Mr. Davis stepped down from his position as Executive Chair of the Company and as a member of the Board. Upon his retirement, Mr. Davis became entitled to the benefits upon a termination by reason of our election not to renew the term of his employment agreement, as described in the section “Potential Payments Upon Termination or Change in Control—Employment Agreements” below.

(2)
Effective June 30, 2022, Mr. Medina retired from his position as Chief Financial Officer. He remains employed by the Company in a non-executive capacity as Special Advisor to the Chief Executive Officer. In August 2022, we entered into a transition agreement with Mr. Medina setting forth the terms and conditions of his employment as Special Advisor, as further described under the section “Potential Payments Upon Termination or Change in Control—Medina Transition Agreement” below.

Executive Summary
Fiscal 2022 Overview — Where We Are Today
Despite significant market volatility, our Company experienced areas of strong financial and operational performance during fiscal 2022, and despite the challenges, we remain committed to taking steps towards achieving the fiscal 2025 financial targets we outlined in November 2020. The COVID-19 pandemic drove increased awareness, acceptance, and demand for online and hybrid educational solutions. Our business is uniquely positioned to help the academic community by offering a seamless education experience for students, families and school districts as the world has changed.
From our inception in 1999, we have offered online curriculum, instructional support services, software, and products designed to facilitate individualized learning for students in kindergarten through 12th grade. While the impact of the COVID-19 pandemic has resulted in an unprecedented transformation in the academic landscape, we remain committed to fulfilling our educational mission of helping students reach their potential through personalized learning and inspired teaching. In recent years, we have expanded these offerings to address the nation’s growing skills and labor gap with new programs in Career Learning and acquisitions in the Adult Learning market.
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Fiscal 2022 Business Highlights
We ended fiscal 2022 with strong financial performance. The Committee believes that performance-based compensation incentivizes our executive officers to promote the overall success of our business and aligns managements’ interests with those of our stockholders. Consistent with this philosophy, we reward our executive officers for great performance relative to our key financial and operational metrics that drive stockholder value. Fiscal 2022 highlights include:
•
Strong Operating Performance. We set rigorous goals for the financial performance metrics under our Executive Bonus Plan and long-term incentive performance awards and delivered solid results for the year. The following table illustrates our strong financial performance for fiscal 2022.

Metric	Fiscal 2022 Actual Performance	Fiscal 2021 Actual Performance	Percentage Increase over Fiscal 2021
Revenue	$1,686.7M	$1,536.8M	9.8%
Adjusted EBITDA	$273.1M	$239.9M	13.8%
Please refer to the discussion titled “Fiscal 2022 Executive Compensation Program in Detail” beginning on page 58 for a discussion of how Adjusted EBITDA, a non-GAAP financial measure, is calculated. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measures is provided in Appendix A.
•
Expanding Our Career Learning Offering. We continued to build upon our Career Learning offering, including delivering our middle and high school offering to more than approximately 42 thousand students and continuing to grow our adult learning offerings which achieved $91.5 million in revenue, up 64% from fiscal 2021. The Career Learning offering expansions resulted in Career Learning revenue growth of 386% from fiscal 2020 to fiscal 2022.

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Fiscal 2022 Financial Results

'000's
REVENUE
1,750.0
1,500.0
1,250.0
1,000.0
750.0
500.0
250.0
47.7%
9.8%
2020
2021
2022

'000's
ADJUSTED EBITDA
300.0
250.0
200.0
150.0
100.0
50.0
87.1%
13.8%
2020
2021
2022

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Fiscal 2022 Executive Compensation Program
In August 2021, the Committee evaluated our short-term and long-term incentive compensation plans and decided to adjust the performance-based metrics of these plans for fiscal 2022, as well as the approach to setting these metrics.
For purposes of our short-term incentive plan, the Executive Bonus Plan, our executive officers’ performance for fiscal 2022 was measured based on the attainment of two metrics: revenue and Adjusted EBITDA (with each metric equally weighted). Bonus payments to our executive officers were to be paid at 50% of an individual’s target bonus if threshold performance was achieved, target bonus was to be earned if target performance was achieved, and there was the ability to earn up to 200% of target bonus if the maximum outperform performance level was achieved. Results between performance levels were to be interpolated linearly.
In addition, changes were made to our long-term incentive performance awards where 60% of the total annual equity award value granted to our NEOs was granted as performance stock unit (“PSU”) awards tied to three-year performance metrics and 40% was granted as restricted stock (“RSA”) awards with back-loaded semi-annual vesting over three years. For fiscal 2022, the performance metrics for the PSU awards are based on gross margin percentage and our stock price performance associated with achievement of established levels of compound annual growth rate (“CAGR”) as measured at the end of a three-year performance period, with each metric weighted equally. As with our Executive Bonus Plan, threshold, target, and outperform performance levels were established with award earning potential for our executive officers at 50%, 100%, and 200% of the target award payouts, respectively.
Historically, threshold performance for the financial metrics has been set at or above the prior year actual results and target performance has been set at the established budget for the fiscal year. For fiscal 2022, the Committee deviated from historical practices with respect to the Executive Bonus Plan and established threshold performance at the approved budget for the fiscal year given the extraordinary performance of fiscal 2021 and difficulty in predicting and potential impact of COVID-19 pandemic on fiscal 2022.
Compensation Mix
The following charts show the target total direct compensation mix of our CEO, Executive Chair, and our other NEOs. These charts illustrate that a majority of our NEOs’ target total direct compensation is variable and performance-based (60% for our CEO, 33% for our Executive Chair, and an average of 52% for our other NEOs).

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Good Governance Practices
We employ certain executive compensation policies and practices to align our executive officers’ compensation with stockholder interests. Listed below are those compensation policies and practices we employ and certain policies and practices we do not employ because we believe they would not serve the long-term interests of our stockholders.
What We Do		What We Don’t Do
✔
Pay for Performance. A significant portion of our executive officers’ target total compensation is not guaranteed but is linked to our financial and operational performance. In the case of our CEO, 60% of his potential compensation is performance-based, while 40% is retention-oriented. As for our other NEOs, on average, 52% of their potential compensation is performance-based, while 48% is retention-oriented.
✘
No Guaranteed Bonuses or Equity Awards. We do not pay guaranteed bonuses and have no guaranteed equity-based awards. This ensures that we are able to base all compensation awards (other than retention-based equity awards) on measurable performance factors and operational results.

✔
Align Compensation to Growth in Stockholder Value. A portion of our multi-year performance-based compensation program is tied to growth in our stock price which directly aligns to stockholder interests.
✘
No Excessive Executive Perquisites. We provide nominal perquisites to our executive officers, which are limited to supplemental long-term disability and life insurance premiums, the opportunity to receive a Company-paid physical examination, and, from time to time, reimbursement of relocation expenses and temporary housing expenses.

✔
Establish Performance Goals Aligned to Business Strategy. Our Executive Bonus Plan and long-term equity incentive program utilize performance-based goals that the Committee believes are rigorous and challenging.
		✘	No Tax Reimbursements or Gross-Ups. We do not provide income tax gross-ups for personal or broad-based benefits nor excise tax gross-ups for change in control payments or benefits.
✔	Target Pay Competitively. We seek to target compensation within a competitive range of our compensation peer group and seek to deliver greater compensation only for superior performance.	✘	No Pension or Supplemental Retirement Plans. We do not provide retirement benefits to our executive officers that reward longevity rather than contributions to Company performance.
✔
Use Meaningful Vesting Conditions to Promote Retention. Performance-based equity awards under our long-term equity incentive program are earned and vest only to the extent that the applicable performance conditions are attained and remain subject to additional time-based vesting thereafter to encourage retention if the performance period is less than three years. Generally, time-based restricted stock awards vest over three years, with greater vesting in years two and three to further promote retention.
		✘	No Repricing of Stock Options without Stockholder Approval. Our 2016 Equity Incentive Award Plan specifically prohibits repricing of options and we can only do so with stockholder approval.
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What We Do		What We Don’t Do
✔
Carefully Consider Stockholder Input. We regularly seek and engage in dialogue with our stockholders on executive compensation matters. Ongoing enhancements to our executive compensation program are influenced by these discussions.
✘
No Increase in Shares Under Equity Plan without Stockholder Approval. Our 2016 Equity Incentive Award Plan does not contain an “evergreen” provision to increase the number of shares of Common Stock available for grants each year. Any increase to the number of shares available requires stockholder approval.

✔	Maintain a Compensation Recovery (“Clawback”) Policy. We can recover incentive compensation wrongly awarded to an executive officer where fraud or intentional misconduct occurs.	✘
No Non-Performance Based “Single Trigger” Change in Control Payments. We maintain a “double trigger” vesting policy with respect to our equity awards whereby accelerated vesting in connection with a change in control of the Company also generally requires a qualifying termination of employment.

✔
Require Mandatory Stock Ownership. All of our executive officers and our non-employee directors are required to maintain a minimum ownership level of our Common Stock. These minimum share ownership requirements are five times base salary for our CEO and three times base salary for all other executive officers. In February 2022, the minimum share ownership requirements were increased from two to three times base salary for the Chief Financial Officer and all other executive officers.
✘
No Hedging or Pledging. Our insider trading policy specifically prohibits short sales, hedging and margin transactions and our 2016 Equity Incentive Award Plan prohibits pledging of any award granted under the plan unless otherwise determined by the plan Administrator.

✔
Perform Competitive Market Analysis. The Committee reviews competitive market data provided by its independent compensation consultant for our executive officers prior to making annual executive compensation decisions.

✔	Analyze Compensation Program Risk. We review our executive and other compensation programs annually to ensure that they do not encourage excessive or unnecessary risk taking.
Say-on-Pay Results and Stockholder Engagement
At our 2021 annual meeting of stockholders, approximately 76% of the votes cast (excluding abstentions and broker non-votes) voted to approve the compensation of our NEOs for fiscal 2021. While our Board was satisfied with this result, particularly in light of the fact that our 2020 Say-on-Pay proposal was supported by only 22% of the votes cast, it noted that this result was still significantly lower than the results of our 2019 and 2018 Say-on-Pay proposals, which were each supported by approximately 95% of votes cast, and that we should do better.
Our Committee and our Board views the Say-on-Pay vote as an opportunity to receive feedback from our stockholders about our executive compensation program. As a result of the level of support for our 2021 Say-on-Pay proposal, our Board directed management and the Committee to continue to actively seek additional feedback from our stockholders on what motivated their votes so that the Committee could determine whether it was appropriate to take further action to mitigate any ongoing concerns.
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Recognizing the importance of stockholder support for our executive compensation program, several executives, including Valerie Maddy, our Chief Human Resources Officer, Mr. Medina, our former Chief Financial Officer, and Mr. Mathis, our General Counsel, as well as Robert E. Knowling, Jr., the Chair of the Committee, and other members of management proactively engaged in extensive stockholder outreach during fiscal 2022 to better understand their views on our executive compensation program. Following our 2021 Annual Meeting of Stockholders and during fiscal 2022, we reached out to stockholders representing more than 81% of our outstanding Common Stock (including our top 35 stockholders) to request their feedback on our overall corporate governance policies and executive compensation program, to discuss their views and concerns and to describe the changes that we had made to our executive compensation program for fiscal 2021 and 2022. Ultimately, these members of management and Mr. Knowling met with stockholders representing more than 39% of our outstanding Common Stock. In our outreach to stockholders, we have committed to maintaining an open and ongoing dialogue multiple times per year.
During these meetings, our stockholders expressed support for the actions taken with respect to executive compensation, such as moving to a multi-year performance period for 60% of annual equity awards to executive officers, eliminating any cumulative measurements that allow for the ability to earn missed payouts at the end of the performance period, and avoiding use of one-time, “special” equity awards, Stockholders appreciated our outreach and encouraged a continued dialogue on a regular basis as well as robust disclosure.
In addition to the foregoing feedback related to fiscal 2022 executive compensation, our stockholders expressed appreciation of our commitment to Corporate Sustainability, including our publication of our ESG Report in fiscal 2021, as well as our ongoing commitment to stockholder outreach.
Based on this feedback, we have taken the following actions with respect to our executive compensation program in fiscal 2022 and 2023:
What We Heard	Action Taken	Effective
Long-term incentive compensation awards have only a one-year performance period
- Going forward, 60% of total annual equity award value granted in the form of PSU awards, with performance to be based on three-year metrics

- For fiscal 2022, the metrics selected are related to gross margin percentage and the compound annual growth rate (“CAGR”) of our stock price measured at the end of a three-year performance period
- Equity awards granted for fiscal 2022
Long-term incentive compensation awards use only a single, absolute-based metric	- PSU awards use multiple absolute performance metrics: gross margin percentage and a stock price CAGR for fiscal 2022	- Equity awards granted for fiscal 2022
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What We Heard	Action Taken	Effective
Performance awards include cumulative measurements that allow for the ability to earn missed payouts at the end of the performance period	- Cumulative metrics that allow for the ability to earn missed payouts will not be used in the future	- Equity awards granted for fiscal 2022
One-time “special” awards should be used only in extraordinary situations
- Use of one-time “special” awards shall be used only in extraordinary circumstances and, if used, shall be taken into consideration in determining future equity awards

There were no one-time “special” awards granted to executive officers in fiscal 2022 or anticipated for fiscal 2023
- Equity awards granted for fiscal 2022
The Committee considers all feedback from stockholders, which has influenced the foregoing changes that have been made to our executive compensation program. Ultimately, we want to ensure that the various elements of our program effectively reflect our desire to further our strategic business objectives while tightly linking executive pay to measurable performance results and creation of stockholder value
What Guides Our Program
Our Principles-Based Philosophy
Our executive compensation program is guided by basic principles that we seek to incorporate in our executive pay practices:

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Link Compensation to Performance, Stockholder Interests and Student Success	Compensation levels should reflect actual performance, consistent with our business strategy, and be aligned with stockholder interests.
Maintain Competitive Compensation Levels
Levels of compensation should be competitive with those offered by comparable companies in our industry to attract, retain and reward our executive officers. We set base salary levels near the median of our compensation peer group and provide above-peer median compensation opportunities to our executive officers only if performance is attained at levels above rigorously set target-level goals.

Reflect our Industry Circumstances and Unique Business
As the only publicly traded company in the K-12 space, our executive compensation program must be tailored to address the interests of our stockholders and our public education obligations as we execute on our long-term strategy of creating schools of academic excellence with innovative technologies, inspired teaching, and personalized learning.

Engage Independent Compensation Consultant	The Committee engages an independent compensation consultant to inform the Committee and evaluate the alignment of pay and performance relative to our compensation peer group, and compensation risk.
Pay Versus Performance
Our performance assessment framework and executive compensation program is designed to link pay and performance in the following ways:
Metric	Determination and Link to Performance	Purpose
Base Salary	Evaluated annually by the Committee and reviewed in light of market pay practices.	Provide a monthly income necessary to retain our executive officers.
Executive Bonus Plan	Annual performance determines payouts. Ties a meaningful portion of target annual cash compensation to attaining pre-established performance goals.	Focus our executive officers on attaining financial and strategic performance objectives from year to year.
Long-Term Incentives
Time-based restricted stock awards: Encourage retention of our executive officers. Time-based restricted stock awards vest over three years.

Performance-based restricted stock unit awards: Performance targets are established based on meaningful and rigorous metrics that drive stockholder value. No awards will be earned if performance falls below threshold levels.
Enhance retention of key executive officers who drive consistent performance. Motivate and reward our executive officers for achievement of long-term goals that increase stockholder value.
Other Compensation
Our executive officers may participate in benefit programs on the same terms as other employees, such as health and welfare benefit plans, a 401(k) plan, life insurance, and executive life and disability plans.

Our executive officers may elect to participate in a non-qualified deferred
Provides benefits having high perceived values and offers tax advantages.
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Metric	Determination and Link to Performance	Purpose
compensation plan providing tax-efficient savings, but receive no additional Company contributions. Premiums for executive disability and life insurance benefits are paid by the Company.
Compensation-Setting Process

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Role of the Committee
The Committee is responsible for overseeing our executive compensation program, as specified in its charter. The Committee’s role includes:
•	Determining and approving the compensation of our executive officers and recommending the compensation for our CEO, subject to approval by the independent members of our Board.
•	Establishing and approving the compensation of our other NEOs. Our CEO makes recommendations, but the final decisions rest with the Committee.
•	Proposing revisions to the Committee’s charter for our Board’s approval to ensure compliance with SEC regulations and NYSE listing standards.
•
Examining management’s performance around ESG efforts including, but not limited to, diversity and inclusion at all levels of the Company and employee policies that drive the Company’s involvement in the community.

In performing its responsibilities with respect to the compensation of our executive officers, the Committee uses information from a number of sources. The information used by the Committee includes advice from its compensation consultant, market data regarding the compensation practices of competitors and other relevant companies, advice from outside legal counsel specializing in executive compensation, tally sheets showing prior compensation awards, the recommendations of our CEO, and an assessment of the outstanding equity holdings of our executive officers.
Role of Senior Management
Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our executive compensation program. Management’s role includes recommending plans and programs to the Committee, implementing the Committee’s decisions and administering plans. Our CEO provides information on the individual performance of our NEOs and other executive officers and makes annual recommendations to the Committee on compensation levels (other than his own compensation). Our CEO is not present when the Committee discusses and determines matters regarding our CEO’s compensation.
Role of Compensation Consultant
The Committee’s charter gives it the authority to retain and approve fees and other terms of engagement for compensation consultants and other advisors to assist it in performing its duties. In fiscal 2022, the Committee continued to retain Compensia, a national compensation consulting firm, as its compensation consultant. Compensia’s work for the Committee included, among other services, a review and update of the compensation peer group, a subsequent executive compensation market analysis based on an assessment of the compensation practices of the companies in the compensation peer group and companies in adjacent industries, a review and analysis of the compensation of the non-employee members of our Board, and a review and report on the risk profile of our executive compensation program. Compensia also provides the Committee with assessments of the Company’s practices and makes recommendations based on best practices. In addition, the Compensia consultant meets on a frequent basis with the Chair of the Committee to discuss a host of compensation matters, including but not limited to, compensation strategy, trends, and to review proxy advisor viewpoints. Compensia reports directly to the Committee, which will annually review its performance, independence, and fees. In fiscal 2022, the Committee assessed Compensia’s independence and concluded that no conflict of interest exists that would prevent Compensia from providing services to the Committee.
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Assessing Competitive Market Data
The Committee believes that peer group comparisons are useful guides to measure the competitiveness of our executive compensation program and related policies and practices. To assess our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a select group of peer companies. In general, the Committee seeks to establish the range of target total direct compensation for our executive officers near the median for similar positions at the companies in our compensation peer group, with a greater emphasis on variable cash compensation versus fixed cash compensation, and provide executive severance and change in control agreements that are aligned with our compensation peer group and market best practices.
For purposes of reviewing and updating the compensation peer group for fiscal 2022, Compensia engaged in discussions with the Committee about the peer selection process and additional discussions with management. In evaluating the composition of our compensation peer group for fiscal 2022, the Committee considered the following primary factors which are intended to identify a reasonable group of peers from a number of related industry sectors for consideration in our unique situation, where there are, at present, no other publicly-traded providers of online and blended schools in the kindergarten through 12th grade market:
•	Industry and business focus – companies in the education services, software, and human resources or employment services sectors;
•
Revenue – companies with revenue ranging from approximately 0.4x to approximately 3.0x the Company’s last four quarters revenue (which produced a target range of approximately $565 million to $4.2 billion);

•
Market capitalization – companies with market capitalizations ranging from approximately 0.25x to approximately 7.0x the Company’s market capitalization (which produced a target range of approximately $310 million to $8.6 billion);

•	Companies with subscription business models;
•	Companies in industries suggested by the executive team;
•	Companies in the gaming/artificial intelligence industries; and
•	Companies that are peers of companies that have selected Stride as a peer.
Based on these criteria and the informed judgment of the Committee, four companies were removed from the peer group (Pluralsight, RealPage, Zovio, and Zynga) and three companies were added to the peer group (j2 Global, Proofpoint and Stitch Fix) to better align with the Company’s ongoing business focus.
Accordingly, the Committee approved the following compensation peer group for fiscal 2022:
2U	Graham Holdings Company	Proofpoint
ACI Worldwide	Houghton Mifflin Harcourt	Scholastic
Adtalem Global Education	j2 Global	Stitch Fix
Blackbaud	Kforce	Strategic Education
Chegg	Laureate Education	WW International
Cornerstone OnDemand	Perdoceo Education
At the beginning of fiscal 2022, Compensia used this peer group to prepare an analysis for the Committee that compared the compensation levels of our executive officers to comparable executive positions at the companies in the peer group. The Committee used data drawn from the
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companies in our compensation peer group to evaluate the competitive market when reviewing and adjusting the total direct compensation packages for our CEO, Executive Chair, and our other NEOs, including annual base salary, target annual bonus opportunities, and long-term incentive compensation opportunities, for fiscal 2022.
The Committee reviews our compensation peer group regularly and makes adjustments to its composition annually, taking into account changes in both our business and the businesses of the companies in the peer group.
Fiscal 2022 Executive Compensation Program in Detail
Base Salary
The base salaries for our NEOs are generally set at levels deemed necessary to attract and retain individuals with superior talent, while taking into account the target total direct compensation package provided to each NEO. Base salaries are reviewed annually by the Committee and are adjusted from time to time as deemed necessary in conjunction with recommendations made by our CEO, to ensure that our executive compensation structure remains aligned with our compensation objectives. Compensation adjustments for our Executive Chair and CEO are recommended by the Committee and reviewed and approved by the independent members of our Board.
In considering base salary adjustments for fiscal 2022 in August 2021, the Committee reviewed a competitive market assessment of executive compensation levels prepared by Compensia, which showed that the base salary level of our CEO approximated the 25th percentile of our compensation peer group, and the base salary level of our other NEOs, on average, approximated the 50th percentile of our compensation peer group. The Committee also reviewed tally sheets which detailed the historical pay for each NEO. The independent members of our Board determined to leave our Executive Chair’s fiscal 2022 base salary at its fiscal 2021 level but to increase the base salary of our CEO to bring it further into line with the 50th percentile of our compensation peer group. Mr. Mathis also received an increase in base salary to ensure internal equity alignment and to recognize his additional efforts during the year to facilitate a smooth CEO transition. Mr. Ottolenghi’s fiscal 2022 base salary was set at the time of his commencement of employment based on the foregoing competitive market assessment.
The annual base salaries of our NEOs for fiscal 2022 as set in August 2021 were as follows:
Named Executive Officer	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary	Percentage Increase
James J. Rhyu	$700,000	$800,000	14.3%
Nathaniel A. Davis	$500,000	$500,000	—
Timothy J. Medina	$475,000	$475,000	—
Vincent W. Mathis	$445,000	$470,000	5.6%
Les Ottolenghi	—	$420,000	—
Annual Incentive Compensation
Our Executive Bonus Plan is designed to ensure that a meaningful portion of our NEOs’ target total cash compensation is “at risk.” For the fiscal 2022 Executive Bonus Plan, the Committee used two corporate performance management objectives (“PMOs”) – revenue and Adjusted EBITDA – as these key metrics are related to profitability and growth, which ultimately enhances stockholder value.
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Target Annual Bonus Opportunities
Target annual bonus opportunities for our NEOs are reviewed by the Committee annually and set at levels that, when combined with base salary levels, are intended to provide target total cash compensation opportunities that approximate the market median. For our Executive Chair, his target annual bonus opportunity is set pursuant to his employment agreement. Following its review of a competitive market assessment of executive compensation levels prepared by Compensia, the Committee (and the Board, in the case of our CEO) determined to leave the target annual bonus opportunities of our CEO and our other NEOs at their fiscal 2021 levels.
The target annual bonus opportunities for our NEOs for fiscal 2022 as set in August 2021 were as follows:
Named Executive Officer	Fiscal 2022 Target Annual Bonus Opportunity (as a percentage of actual earned base salary)
James J. Rhyu	150%
Nathaniel A. Davis	150%
Timothy J. Medina	80%
Vincent W. Mathis	80%
Les Ottolenghi	60%
Goal Setting Process and Rationale
The Committee spends considerable time evaluating the appropriate corporate PMOs to be included in our Executive Bonus Plan each fiscal year. Over the past several years, the Committee has restructured the Executive Bonus Plan by updating and reducing the number of corporate PMOs to focus our NEOs on the achievement of key financial metrics and operational goals. For fiscal 2022, the Committee used revenue and Adjusted EBITDA, each equally weighted, as the corporate PMOs for the fiscal 2022 Executive Bonus Plan.
Category	Corresponding Metric
Profitability	Adjusted EBITDA
Growth	Revenue
In setting performance levels for each metric, the Committee remained committed to establishing rigorous performance goals to ensure alignment of realized pay amounts with corporate performance. After careful consideration, the Committee determined that Adjusted EBITDA would be removed as a performance metric under our Long-term Incentive program and Adjusted EBITDA would replace Adjusted Operating Income as the profitability metric under the Executive Bonus Plan for fiscal 2022 as it provides a measure of corporate performance exclusive of capital structure and the method by which assets were acquired. The Committee set the target performance levels for the revenue and Adjusted EBITDA metrics at $1,561.8 million and $259.7 million, respectively. For fiscal 2022, the Committee deviated from historical practices with respect to the Executive Bonus Plan and established threshold performance at the approved budget for the fiscal year given the extraordinary performance of fiscal 2021 and difficulty in predicting the potential impact of COVID-19 pandemic on fiscal 2022. The threshold performance level for the revenue metric were set above our actual results for fiscal 2021. The threshold performance level for the Adjusted EBITDA metric was set just below fiscal 2021 actual.
Metrics under the fiscal 2022 Executive Bonus Plan for our NEOs were based solely on the achievement of these corporate PMOs, which the Committee determined was appropriate to focus the efforts of our NEOs on improving Company performance and increasing stockholder value.
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Fiscal 2022 Executive Bonus Plan Formula:

Performance Results
The corporate PMOs under our fiscal 2022 Executive Bonus Plan are set forth in the table below. Each PMO provided our NEOs with the opportunity to earn an above target award for that PMO in the event they exceed the pre-established performance level for the PMO, but also provided for no awards below minimum thresholds of performance. Achievement of a PMO at the threshold level resulted in a payout at 50% of the target level, and achievement at the outperform level resulted in a payout at 200% of the target level. Performance between the two levels was extrapolated on a straight-line basis. In August 2022, the Committee reviewed our achievement against these corporate PMOs, with the results as follows (in millions):
Metric	Weighting	Performance Level (Threshold)	Performance Level (Target)	Performance Level (Outperform)	Actual Results	Payment Percentage
Revenue(1)	50%	$1,500.0	$1,561.8	$1,718.0	$1,686.7	180%(3)
Adjusted EBITDA(2)	50%	$251.0	$259.7	$311.6	$273.1	126%(3)
Overall Weighted Payment Percentage						153%
(1)
For purposes of the fiscal 2022 Executive Bonus Plan, “revenue” may be adjusted at the Committee’s discretion for any unusual, non-recurring event that is separately identified and quantified in our financial statements.

(2)
For purposes of the fiscal 2022 Executive Bonus Plan, “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, less stock-based compensation, and subject to adjustment in the Committee’s discretion for any acquisition-related charges and/or any unusual, non-recurring gain or loss that is separately identified and quantified in our financial statements. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in Appendix A.

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Fiscal 2022 Executive Bonus Plan Payments
The following table sets forth, for each NEO, the Committee’s approved annual bonus award under our fiscal 2022 Executive Bonus Plan based upon performance against the corporate PMOs.
Named Executive Officer	Revenue Achievement(1) (50% Weighting)	Adjusted EBITDA Achievement(1) (50% Weighting)	Percentage of Target Annual Bonus Earned (%)(1)	Bonus Amount ($)
James J. Rhyu	90%	63%	153%	$1,834,683
Nathaniel A. Davis	90%	63%	153%	$1,146,677
Timothy J. Medina	90%	63%	153%	$580,983
Vincent W. Mathis	90%	63%	153%	$574,867
Les Ottolenghi	90%	63%	153%	$385,283
(1)
Our revenue and Adjusted EBITDA payment percentages were 180% and 126%, respectively. Based on their respective weighting of 50%, the revenue performance metric resulted in a 90% achievement percentage and the Adjusted EBITDA performance metric resulted in a 63% achievement percentage, resulting in each NEO earning 153% of their target annual bonus opportunity.

Long-Term Incentive Compensation
We believe that providing long-term incentive compensation opportunities in the form of equity awards promotes our philosophy of aligning executive pay with the long-term interests of our stockholders. We have historically used a one-year financial performance metric in our executive equity award program and we believe this has played an important role in the motivation and retention of our executives. Based on consistent feedback from our stockholders, we reevaluated our design of our long-term incentive compensation program. Beginning in fiscal 2022, we moved to the use of three-year performance metrics for our long-term incentives tied to gross margin percentage and our stock price CAGR which are intended to enhance our operational effectiveness and drive greater alignment with the creation of sustainable stockholder value. Additionally, the Committee determined to weight the long-term incentive compensation awards for our NEOs to be 60% performance based, an increase from fiscal 2021 where 50% of their long-term incentive compensation awards were performance based.
Fiscal 2022 Annual Awards
For our fiscal 2022 annual equity awards for our NEOs, 40% of their awards were time-based restricted stock awards and 60% were performance stock unit awards (except in the case of our Executive Chair, who only received a time-based restricted stock award).
The Committee considered various factors in determining award levels for each NEO including competitive market data drawn from our compensation peer group, our executive retention objectives, a greater emphasis on performance-based awards for fiscal 2022, and our strong performance in fiscal 2021. Additionally, for Messrs. Medina and Ottolenghi, the Committee considered the size and potential impact of their initial equity awards upon joining the Company in determining the award levels to be granted to them in fiscal 2022. In particular, the Committee took into consideration the fact that the equity award granted to Mr. Medina in fiscal 2021 was lower than would typically have been granted in recognition of his initial equity award granted in fiscal 2020. Similarly, the value of Mr. Ottolenghi’s fiscal 2022 equity award was lower than typically be considered in a normal year due to the size of his initial equity award granted in fiscal 2021. The following table sets forth the target award values for our NEOs for fiscal 2022 and the resulting
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number of restricted shares subject to each type of award, which was based upon the fair market value of our Common Stock on the date of grant. The awards granted to our Executive Chair and our CEO were recommended by the Committee and reviewed and approved by the independent members of our Board.
The annual equity awards for our NEOs for fiscal 2022 as granted in August 2021 were as follows:
Named Executive Officer	Annual Equity Award Value	Time-Based Shares (#)	Performance-Based Shares
			Threshold (#)	Target (#)	Outperform (#)
James J. Rhyu	$5,000,000	56,140	42,110	84,220	168,440
Nathaniel A. Davis	$1,000,000	28,070	—	—	—
Timothy J. Medina	$1,400,000	15,720	11,790	23,580	47,160
Vincent W. Mathis	$1,250,000	14,030	10,525	21,050	42,100
Les Ottolenghi	$750,000	8,420	6,315	12,630	25,260
Time-Based Restricted Stock Awards. With the exception of our Executive Chair, the time-based restricted stock awards granted to our NEOs for fiscal 2022 vest based on our standard vesting schedule which is semi-annually over a three-year period, with 20% of the shares of our Common Stock subject to the awards vesting in the first year and 40% vesting in each of the next two years following the grant date. The time-based restricted stock award granted to our Executive Chair for fiscal 2022 vested in full on June 30, 2022.
Performance Stock Unit (“PSU”) Awards. The PSU awards are to be earned based on the attainment of gross margin percentage and our stock price performance associated with established levels of compound annual growth rate (“CAGR”) as measured at the end of a three-year performance period, with each metric weighted equally. Gross margin percentage and stock price CAGR were selected as the performance metrics for the PSU awards as the Committee believes they best reflect a mean for monitoring the management team’s execution of our long-term strategy aimed at delivering greater value to stockholders, and ensuring a strong alignment between management and stockholders.
With respect to the gross margin percentage metric, 50% of the shares will be earned if the threshold performance level (gross margin percentage equal to 37%) is achieved, the target (100%) of the shares will be earned if the target performance level (gross margin percentage equal to 38%) is achieved, and 200% of the shares will be earned if the outperform performance level (gross margin percentage equal to 40%) is achieved. If performance for the gross margin percentage metric is below the threshold performance level, no portion of the PSUs subject to the gross margin percentage metric will be earned.
Gross margin percentage is defined as revenue less cost of goods sold divided by revenue times one hundred. The gross profit may, at the Committee’s discretion, exclude any acquisition related charges (which would include amortization subsequent to an acquisition transaction) and any other unusual, non-recurring gain or loss that is separately identified in our financial statements. Financial achievement falling between the specified levels will be interpolated linearly between performance levels for the gross margin percentage metric
The stock price portion of the PSU awards is earned based on achievement of compound annual growth rate targets, with the starting point equal to the average closing stock price over the 20 calendar days preceding the grant date of the award, with performance to be determined as follows: 50% of the shares will be earned if the threshold performance level (10% CAGR) is achieved, the target (100%) of the shares will be earned if the target performance level (20% CAGR) is achieved, and 200% of the shares will be earned if the outperform performance
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level (40% CAGR) is achieved. If performance for the stock price CAGR metric is below the threshold performance level, no portion of the PSUs subject to the stock price CAGR metric will be earned. Any earned shares will be immediately vested upon the attainment of the performance metric at the end of the three-year performance period. Performance against the stock price portion of the PSU award will be assessed as of September 15, 2024 (or the next following date if September 15, 2024 is a non-trading day) and will be based on the average closing stock price over the preceding 20 calendar days. Achievement falling between the specified levels will be interpolated linearly between performance levels for the stock price CAGR metric, measured at 2.5% intervals between performance levels.
Mr. Davis’ Fiscal 2020 Equity Award
As a means of ensuring Mr. Davis’ retention and continued commitment to our Company, in August 2019 the independent members of our Board granted Mr. Davis a one-time performance-based restricted stock award having a value of $10,000,000, resulting in a grant of 358,294 restricted shares based on the fair market value of our Common Stock on the date of grant. The award only vests subject to attaining free cash flow goals over three one-year performance periods as follows:
Performance Year	Performance Level	Portion of Award Earned	Vesting Date
Fiscal 2020	$60.0 million	1/3rd	August 15, 2021
Fiscal 2021	$65.0 million	1/3rd	August 15, 2021
Fiscal 2022	$70.0 million	1/3rd	August 15, 2022
Awards are earned and vest on the second and third anniversaries of the grant date as set forth in the table above. In the event the free cash flow goal for a given performance year is not attained, the shares of our Common Stock eligible to be earned for such year will remain eligible to vest on August 15, 2022 if cumulative free cash flow for fiscal years 2020, 2021, and 2022 equals or exceeds $195 million.
“Free cash flow” is calculated as cash flow from operations, less capital expenditures, as reported to and accepted by our Board or the Committee. In setting the performance levels for this award, the Committee evaluated historical performance and considered potential future strategic investments.
In early fiscal 2021, the Committee determined that our fiscal 2020 free cash flow was $35.4 million, which resulted in Mr. Davis not earning the initial one-third of the shares subject to this award. Nonetheless, these shares may vest on August 15, 2022, if the cumulative free cash flow for fiscal years 2020, 2021 and 2022 equals or exceeds an aggregate $195 million threshold for such three-year period.
In early fiscal 2022, the Committee determined that our fiscal 2021 free cash flow was $81.9 million, which resulted in Mr. Davis earning the second one-third of the shares subject to the award, or 119,431 shares of our Common Stock.
In early fiscal 2023, the Committee determined that our cumulative free cash flow over the three-year performance period was $256.6 million, which exceeded the cumulative metric for the award of $195.0 million. Accordingly, the remaining two-thirds of the shares of Common Stock subject to the award (which included the 119,431 shares from the initial one-third of the shares subject to the award and the 119,431 shares from the final one-third of the shares subject to the award), or 238,863 shares, were earned at the conclusion of fiscal 2022.
It is important to note that based on stockholder feedback, we have discontinued use of cumulative metrics that allow for the ability to earn missed payouts in the future.
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Other Compensation
Deferred Compensation Plan
We maintain a non-qualified deferred compensation plan, or the Deferred Compensation Plan, under which our NEOs are eligible to elect to defer the receipt of up to 50% of their annual base salary and up to 100% of any annual incentive bonus until retirement. Earnings are credited on deferred amounts based upon a variety of investment options that may be elected by each participant. We do not make any contributions to the Deferred Compensation Plan. Certain information with respect to amounts deferred by our NEOs under this plan is set forth in our “Fiscal 2022 Non-Qualified Deferred Compensation Table” below.
Defined Contribution Plan
We maintain a Section 401(k) Savings/Retirement Plan, or the 401(k) Plan, in which certain of our employees, including our NEOs, are eligible to participate. All employees, including our NEOs, are automatically enrolled in the 401(k) Plan at a 3% deferral rate with the ability to opt-out. The 401(k) Plan allows participants to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. Effective January 1, 2022, our matching contributions are equal to $0.50 for each dollar of a participant’s contributions on the first 5% of eligible salary that they contribute each pay period, subject to certain statutory limits. Prior to that date, our matching contributions were equal to $0.50 for each dollar of a participant’s contributions on the first 4% of eligible salary that they contribute each pay period.
Employee Benefits and Perquisites
Our NEOs participate in the same medical, dental, vision, disability, and life insurance plans that are available to all employees. We provide our NEOs with certain perquisites and other personal benefits, which we do not consider to be a significant component of our executive compensation program but recognize to be an important factor in attracting and retaining talented executives. We pay for supplemental long-term disability and life insurance premiums for our executive officers and provide them with the opportunity to receive annual Company-paid executive physical examinations and reimburse certain executive officers for their relocation expenses from time to time and for temporary housing expenses they may incur in connection with their provision of services. We provide these supplemental benefits to our executive officers due to the relatively low cost of such benefits and the value they provide in assisting us in attracting and retaining talented executives. None of our executive officers receive tax gross-ups or other tax payments in connection with our provision of any perquisites or personal benefits.
The value of perquisites and other personal benefits we provided to each of our NEOs in fiscal 2022 is set forth below in our “Fiscal 2022 Summary Compensation Table” below.
Severance and Change in Control Arrangements
We consider severance to be an integral part of the overall compensation package for our executive officers. We provide severance to attract and retain individuals with superior ability and managerial talent, provide our executive officers with appropriate protections due to their vulnerability to terminations of employment due to a change in control, merger or acquisition and encourage our executive officers to focus their attention on their work duties and responsibilities in all situations.
We believe that providing our NEOs with severance payments and benefits upon certain terminations of employment are key retention tools that help us remain competitive with the companies in our compensation peer group, provide our executive officers with incentives to focus
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on the best interests of our stockholders in the context of a potential change in control and appropriately protect our executive officers in the event of an involuntary termination of employment without creating a windfall due solely to a change in control.
We have entered into an employment agreement with Mr. Davis (that was most recently amended on January 22, 2021) and an employment letter with Mr. Rhyu (that was most recently amended and restated on February 25, 2022) in connection with Mr. Davis’ and Mr. Rhyu’s transition to the roles of Executive Chair and CEO, respectively. For more information about these employment arrangements and the severance provisions thereunder, see “Potential Payments Upon Termination or Change in Control—Employment Agreements” below.
Our other NEOs are generally entitled to receive severance pay upon a qualifying termination of employment under the Company’s severance guidelines and individual change in control severance agreements, as described under “Potential Payments Upon Termination or Change in Control—Employment Agreements” below.
Other Executive Compensation Practices and Policies
Equity Award Grant Policy
We do not have any program, plan, or practice to time the grant of equity awards to our employees in coordination with the release of material non-public information. We generally grant awards at the time employment commences and annually in connection with our annual compensation review process. Neither our Board nor the Committee seek to time the grant of equity awards based on our stock price.
Stock Ownership Policy
We maintain a stock ownership policy that is designed to ensure that our executive officers hold a significant equity stake in the Company to align their interests with those of our stockholders. Our stock ownership policy was amended in February 2022 and requires our Executive Chair and CEO to each maintain ownership of our Common Stock having a value equal to five times their base salary, and all other executive officers to maintain ownership of our Common Stock equal to three times their base salary, which was an increase over our prior policy. Our executive officers have five years from the date the policy became applicable to them to accumulate the specified level of ownership. As of the date of this Proxy Statement, all of our NEOs are in compliance with this policy or are still within the five-year period to accumulate the specified level of ownership.
Role	Ownership Requirement
Executive Chair or CEO	5.0x base salary
Chief Financial Officer	3.0x base salary
Other Executive Officers	3.0x base salary
Compensation Recovery (“Clawback”) Policy
Our Board has adopted a compensation recovery (“clawback”) policy pursuant to which the Company may recover from current or former executive officers the amount of previously paid incentive compensation (including both cash bonuses and equity awards) that it determines to be appropriate if a material error or inaccuracy resulted in whole or in part from the fraud or intentional misconduct of an executive officer. This policy is intended to provide enhanced safeguards against certain types of employee misconduct, and allows for recovery of significant compensation paid to an executive officer. Additionally, under Section 304 of the Sarbanes-Oxley Act, if we are required to restate our financial statements due to material noncompliance with any financial reporting
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requirements as a result of misconduct, our CEO and CFO must reimburse us for any bonus or other incentive-based or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and any profits realized from the sale of our securities during those 12 months.
Insider Trading, Anti-Hedging, and Anti-Pledging Policy
We maintain a Policy Statement for the Prevention of Insider Trading that applies to all securities issued by the Company, including Common Stock, options to purchase shares of Common Stock, preferred stock and any other type of security that the Company may issue or that relates to the Company’s securities. Company employees (including officers), directors, and consultants are prohibited from purchasing Common Stock on margin or engaging in transactions, in puts, calls, or other derivative securities designed to hedge or offset any decrease in the market value of the Company’s equity securities. In addition, our 2016 Equity Incentive Award Plan prohibits the pledging of any award granted under the plan unless otherwise determined by the plan Administrator.
Risk Assessment and Mitigation of Compensation Policies and Practices
Consistent with SEC disclosure requirements, we periodically evaluate the risk profile associated with our Company’s executive and other compensation programs. In fiscal 2022, the Committee engaged Compensia to review our Company’s existing executive compensation program and assess whether our executive compensation policies and practices create risks that are reasonably likely to have a material adverse effect on our Company. Among other factors, this assessment considered the program structure, design characteristics, and performance-based measures associated with our executive compensation program and concluded that our executive compensation program contains a number of safeguards that are expected to minimize excessive risk taking, including a reasonable mix of cash and equity compensation opportunities, a compensation recovery (“clawback”) policy, a balanced annual incentive plan design that emphasizes top and bottom line performance, formal policies for the administration of our equity program, a succession plan for key executives, and stock ownership policies for our non-employee directors and executive officers.
Based on the foregoing, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our Company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond our Company’s ability to effectively identify and manage risks. We believe we have effective internal controls.
Accounting for Stock-Based Compensation
ASC Topic 718, Compensation—Stock Compensation, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity-based awards under our equity incentive award plans are accounted for under ASC Topic 718. The Committee considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, the Committee may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Tax Deductibility of Executive Compensation
Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain current or former executive officers of the employer to the extent the compensation paid to such an officer for the taxable year exceeds $1 million. The Committee believes that tax deductibility is only one of several relevant considerations when
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structuring compensation programs and strives to balance the effectiveness and overall goals of our executive compensation program with the materiality of reduced tax deductions. Accordingly, the Committee may approve compensation that is not deductible for federal income tax purposes in order to achieve the desired flexibility in the design and delivery of compensation.
COMPENSATION COMMITTEE REPORT
The Compensation Committee (“Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on its review and discussion with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022.
This report is provided by the following independent directors, who comprise the Committee:
Members of the Compensation Committee Robert E. Knowling, Jr. (Chair) Steven B. Fink Victoria Harker
The foregoing report is not “soliciting material,” shall not be deemed “filed” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, each as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.
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COMPENSATION TABLES
Fiscal 2022 Summary Compensation Table
The following table shows the compensation we paid to our NEOs for services rendered during fiscal 2022, 2021, and 2020.
Name	Fiscal Year	Base Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
James J. Rhyu Chief Executive Officer	2022	$784,615	—	$5,056,893	$1,834,683	$15,803	$7,691,994
	2021	628,404	—	2,499,642	1,575,123	12,941	4,716,110
	2020	572,692	—	1,999,974	817,029	9,546	3,399,241
Nathaniel A. Davis Former Executive Chair	2022	$500,000	—	$999,853	$1,146,677	$13,696	$2,660,226
	2021	769,365	—	2,999,828	2,236,521	11,843	6,017,557
	2020	927,308	—	12,999,976	1,992,841	12,555	15,932,680
Timothy J. Medina Former Chief Financial Officer	2022	$475,000	—	$1,415,900	$580,983	$13,223	$2,485,106
	2021	475,000	—	699,626	760,000	11,225	1,945,851
	2020	82,212	—	1,640,985	—	137	1,723,334
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	2022	$466,154	—	$1,263,865	$574,867	$14,698	$2,319,584
	2021	443,846	—	799,638	712,000	11,538	1,967,022
	2020	414,615	—	699,982	383,293	43,787	1,541,677
Les Ottolenghi Chief Information and Technology Officer	2022	$420,000	$37,500	$758,389	$385,283	$7,128	$1,608,300
(1)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the portion of the performance-based stock awards granted during fiscal year 2022 tied to gross margin percentage, amounts are shown based on the probable outcome of the performance condition as determined at the date of grant, which was determined to be the target level of performance. For the portion of the performance-based stock awards granted during fiscal year 2022 tied to stock price CAGR, amounts are shown based on fair value determined using a Monte Carlo simulation model and the following assumptions: the Company’s Common Stock price at the date of grant of $35.62; a three-year continuously compounded equivalent risk-free rate of 0.44%; an expected stock price volatility of 55%; a dividend yield of 0%; and an expected term of approximately three years.

The grant date fair values of the performance-based stock awards granted in fiscal years 2020 and 2021 were calculated based on the probable outcome of the applicable performance condition as determined at the date of grant, which was determined to be the target level of performance in each case. Refer to Note 9, “Equity Incentive Plan,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.
If “maximum” performance is assumed for the performance-based stock awards granted to our NEOs during fiscal year 2022, the total grant date value of such performance-based stock awards for each NEO would be as follows: Mr. Rhyu: $4,557,144, Mr. Medina: $1,275,914, Mr. Mathis: $1,139,016, and Mr. Ottolenghi: $683,409.
(2)	All amounts are reported in the year earned, regardless of when they are paid.
(3)	The amounts in this column for fiscal year 2022 consist of 401(k) plan matching contributions, Company-paid life insurance and long-term disability premiums.
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Fiscal 2022 Grants of Plan-Based Awards Table
The following table provides information regarding grants of plan-based awards to our NEOs during fiscal 2022. The equity awards described in the following table were granted under our 2016 Equity Incentive Award Plan.
Name	Grant Date	Estimated Possible Payouts under Nonequity Incentive Plan Awards(1)		Estimated Possible Payouts under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards ($)
		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
James J. Rhyu Chief Executive Officer	—	1,200,000	2,400,000	—	—	—	—	—
	8/13/2021(2)	—	—	21,055	42,110	84,220	—	1,499,958
	8/13/2021(3)	—	—	21,055	42,110	84,220	—	1,557,228
	8/13/2021(4)	—	—	—	—	—	56,140	1,999,707
Nathaniel A. Davis Former Executive Chair	—	750,000	1,500,000	—	—	—	—	—
	8/13/2021(5)	—	—	—	—	—	28,070	999,853
Timothy J. Medina Former Chief Financial Officer	—	380,000	760,000	—	—	—	—	—
	8/13/2021(2)	—	—	5,895	11,790	23,580	—	419,960
	8/13/2021(3)	—	—	5,895	11,790	23,580	—	435,994
	8/13/2021(4)	—	—	—	—	—	15,720	559,946
Vincent W. Mathis Executive Vice President, General Counsel and Secretary	—	376,000	752,000	—	—	—	—	—
	8/13/2021(2)	—	—	5,263	10,525	21,050	—	374,901
	8/13/2021(3)	—	—	5,263	10,525	21,050	—	389,215
	8/13/2021(4)	—	—	—	—	—	14,030	499,749
Les Ottolenghi Chief Information and Technology Officer	—	252,000	504,000	—	—	—	—	—
	8/13/2021(2)	—	—	3,158	6,315	12,630	—	224,940
	8/13/2021(3)	—	—	3,158	6,315	12,630	—	233,529
	8/13/2021(4)	—	—	—	—	—	8,420	299,920
(1)
Represents the target and maximum incentive awards payable under our Executive Bonus Plan based on fiscal 2022 base salaries for each NEO. For additional information regarding our Executive Bonus Plan, see “Fiscal 2022 Compensation Decisions—Determination of Annual Incentive Compensation” above.

(2)	Represents PSUs that will be earned based on the attainment of gross margin percentage objectives for the three-year performance period.
(3)	Represents PSUs that will be earned based on the attainment of stock price CAGR objectives for the three-year performance period.
(4)	Represents restricted stock awards vesting semi-annually over a three-year period, with 20% vesting in the first year and 40% vesting in each of the next two years following the grant date.
(5)	Represents restricted stock awards that vested on June 30, 2022.
(6)
This column represents the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See footnote 1 to the Summary Compensation Table above for more information. Also, refer to Note 9, “Equity Incentive Plan,” to the consolidated audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for a discussion of the relevant assumptions used to determine the grant date fair value of these awards.

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Fiscal 2022 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding outstanding equity awards held by our NEOs as of June 30, 2022. The section titled “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis above provides additional information regarding the outstanding equity awards set forth in this table. The payout and market values below are based upon the price per share of our Common Stock on June 30, 2022 of $40.79.
	Stock Awards
Name	Equity Incentive Plan Awards: Amount of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
James J. Rhyu Chief Executive Officer			138,465(1)	5,647,987
	42,110(2)	1,717,667	—	—
	42,110(3)	1,717,667	—	—
Nathaniel A. Davis Former Executive Chair			107,160(4)	4,371,056
	238,863(5)	9,743,222	—	—

Timothy J. Medina Former Chief Financial Officer			39,602(6)	1,615,366
	11,790(2)	480,914	—	—
	11,790(3)	480,914	—	—
Vincent W. Mathis Executive Vice President, General Counsel and Secretary			32,902(7)	1,342,073
	10,525(2)	429,315	—	—
	10,525(3)	429,315	—	—
Les Ottolenghi Chief Information and Technology Officer			36,826(8)	1,502,133
	6,315(2)	257,589	—	—
	6,315(3)	257,589	—	—
(1)	Mr. Rhyu’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	13,069 shares vested on August 10, 2022;
•	7,165 shares vested on August 15, 2022;
•
9,836 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2021. The shares were deemed earned in early fiscal 2022. 4,918 shares vested on August 6, 2022 and 4,918 shares will vest on August 6, 2023;

•	2,219 shares vested on August 12, 2022, 4,438 shares will vest semi-annually in two equal installments beginning on February 12, 2023;
•
26,922 restricted shares represent performance-based restricted stock granted to Mr. Rhyu in fiscal 2021. The shares were deemed earned in January 2022. 13,461 shares will vest on January 26, 2023, and 13,461 shares will vest on January 26, 2024;

•	6,073 shares vested on July 26, 2022, 6,073 shares will vest on January 26, 2023 and 12,144 shares will vest semi-annually in two equal installments beginning on July 26, 2023; and
•	5,614 shares vested on August 13, 2022, and 44,912 shares will vest semi-annually in four equal installments beginning on February 13, 2023.
(2)
Represents PSUs that will be earned based on the attainment of gross margin percentage measured at the end of fiscal 2024. The number of shares reflected in the table above is based on target achievement levels.

(3)
Represents PSUs that will be earned based on the attainment of stock price growth measured at the beginning of fiscal 2025. The number of shares reflected in the table above is based on target achievement levels.

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(4)	Mr. Davis’ outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	19,603 shares vested on August 10, 2022;
•	10,748 shares vested on August 15, 2022;
•
29,068 restricted shares represent performance-based restricted stock granted to Mr. Davis in fiscal 2021. The shares were deemed earned in early fiscal 2022. 14,534 shares vested on August 6, 2022 and 14,534 shares will vest on August 6, 2023;

•	6,557 shares vested on August 14, 2022, and 13,114 shares will vest semi-annually in two equal installments beginning on February 14, 2023; and
•	28,070 shares vested on July 1, 2022.
(5)
Represents performance-based restricted stock granted to Mr. Davis in fiscal 2020. The restricted shares were eligible to vest based on attaining free cash flow performance goals for each of fiscal year 2020, 2021 and 2022 or based on attaining a cumulative three-year free cash flow goal for fiscal 2020-2022. The free cash flow performance goal for fiscal year 2021 was deemed earned in early fiscal 2022 and 119,431 shares vested on August 15, 2021. The three-year free cash flow goal for fiscal 2020-2022 was deemed earned in early fiscal 2023 and 238,863 shares vested on August 15, 2022.

(6)	Mr. Medina’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	6,956 shares vested on October 15, 2022 and 6,956 shares will vest on April 15, 2023;
•
6,883 restricted shares represent performance-based restricted stock granted to Mr. Medina in fiscal 2021. The shares were deemed earned in early fiscal 2022. 3,442 of the shares vested on August 5, 2022 and 3,441 shares will vest on August 5, 2023;

•	1,553 shares vested on August 12, 2022, and 3,106 shares will vest semi-annually in two equal installments beginning on February 12, 2022; and
•	1,572 shares vested on August 13, 2022, and 12,576 shares will vest semi-annually in four equal installments beginning on February 13, 2023.
(7)	Mr. Mathis’ outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	4,574 shares vested on August 10, 2022;
•	2,508 shares vested on August 15, 2022;
•
7,868 restricted shares represent performance-based restricted stock granted to Mr. Mathis in fiscal 2021. The shares were deemed earned in early fiscal 2022. 3,934 of the shares vested on August 5, 2022 and 3,934 shares will vest on August 5, 2023;

•	1,775 shares vested on August 12, 2022, and 3,550 shares will vest semi-annually in two equal installments beginning on February 12, 2023; and
•	1,403 shares vested on August 13, 2022, and 11,224 shares will vest semi-annually in four equal installments beginning on February 13, 2023.
(8)	Mr. Ottolenghi’s outstanding shares of restricted stock vest as follows, subject to his continued employment through the applicable vesting date:
•	29,248 will vest semi-annually in four equal installments beginning on December 15, 2022;
•	842 shares vested on August 13, 2022, and 6,736 shares will vest semi-annually in four equal installments beginning on February 13, 2023.
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Fiscal 2022 Option Exercises and Stock Vested Table
The following table provides information about the value realized by our NEOs as a result of the vesting of restricted stock awards during the fiscal year ended June 30, 2022. None of our NEOs exercised any stock options during the fiscal year ended June 30, 2022.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
James J. Rhyu	423,043	15,191,686
Nathaniel A. Davis	900,478	32,474,512
Timothy J. Medina	80,203	2,866,148
Vincent W. Mathis	112,550	4,025,647
Les Ottolenghi	8,156	272,305
(1)	Represents the value of vested shares calculated by multiplying (i) the gross number of shares acquired on vesting by (ii) the closing market price of our Common Stock on the date of vesting.
Fiscal 2022 Non-Qualified Deferred Compensation Table
The following table sets forth certain information with respect to amounts deferred by the NEOs during the fiscal year ended June 30, 2022, under our Deferred Compensation Plan, which is discussed in more detail in the Compensation Discussion and Analysis above.
Name	Executive Contributions in Last Fiscal Year ($)(1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings / (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
James J. Rhyu	227,897	—	(186,503)	—	878,028
Nathaniel A. Davis	—	—	—	—	—
Timothy J. Medina	—	—	—	—	—
Vincent W. Mathis	106,800	—	(25,501)	—	212,413
Les Ottolenghi	—	—	—	—	—
(1)	All contributions have been previously reported within the Summary Compensation Table.
Potential Payments upon Termination or Change in Control
We have entered into an employment agreement with Mr. Davis (that was most recently amended on January 22, 2021) and a letter agreement with Mr. Rhyu (that was most recently amended and restated by an amended and restated employment letter dated February 25, 2022) that provide for severance payments and benefits upon certain terminations of employment. Our NEOs are also entitled to certain payments and benefits upon a change in control of the Company. The terms and conditions of such payments and benefits, and the circumstances in which they will be paid or provided to our NEOs, are described in more detail below.
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Employment Agreements
Employment Agreement with Mr. Davis
In connection with his transition from service as our Chief Executive Officer, in January 2021, we amended the employment agreement with Mr. Davis pursuant to which Mr. Davis served as our Executive Chair. The term of the employment agreement, as amended, expired on September 30, 2022, following our delivery of a notice of non-renewal to Mr. Davis in July 2022.
Pursuant to his employment agreement in effect during fiscal 2022, Mr. Davis’ annual base salary was $500,000, and he was eligible for an annual performance-based bonuses with a target award amount equal to 150% of his base salary and a maximum award opportunity of 300% of his base salary. Mr. Davis was also entitled to annual awards under the Company’s equity incentive award plans and programs as in effect from time to time, with the target level for Mr. Davis’ awards under the Company’s equity award plans and programs to be established in a range to be determined based on good faith negotiations between Mr. Davis and our Board or the Committee. Equity awards granted to Mr. Davis were subject to such vesting criteria to be determined by our Board and Mr. Davis at the time of the grant, including performance-based vesting criteria.
Pursuant to his employment agreement, if we had terminated Mr. Davis’ employment without cause or he resigned for good reason, Mr. Davis would have been entitled to receive (i) a lump sum cash payment equal to three times his base salary, plus one times his target annual bonus, and (ii) 12 months of continued health, medical, dental and vision benefits (or a payment in lieu thereof). In addition, upon such a termination, or upon our election not to renew the employment agreement, Mr. Davis’ outstanding equity awards were eligible to continue to vest while he continues to serve as a member of the Board and if Mr. Davis was also asked to leave the Board in connection with such termination or non-renewal, Mr. Davis was entitled to accelerated vesting of his outstanding equity awards, provided that performance-based awards will only be payable subject to the attainment of the applicable performance measures, and an extended option exercise period of one year. If Mr. Davis’ termination without cause or resignation for good reason occurred within 24 months following a change in control, Mr. Davis would have been entitled to receive the severance payments and benefits described above, except that, he would have received two times his target annual bonus and all of Mr. Davis’ outstanding equity awards would have become 100% vested and any performance-based equity awards would have remained subject to the attainment of applicable performance measures as such measures apply in connection with the change in control.
In the event Mr. Davis’ employment was terminated due to his death or by the Company due to disability, Mr. Davis (or his estate) would have been entitled to receive (i) continued base salary payments for three months, (ii) a pro-rated annual bonus, and (iii) one year of continued health, medical, dental and vision benefits (or a payment in lieu thereof). Mr. Davis would also have been entitled to accelerated vesting of his outstanding equity awards to the extent such awards would have vested during the 12-month period following his termination of employment; provided that performance-based equity awards will only be payable subject to the attainment of the applicable performance measures.
Mr. Davis’ receipt of any severance payments or benefits (other than upon death or disability) was generally contingent upon his entering into a customary separation agreement with the Company containing a release of claims in favor of the Company. The employment agreement also contained a three-year confidentiality covenant and additional restrictive covenants pursuant to which Mr. Davis has agreed not to compete with us or solicit our customers or employees for 12 months following termination of employment. If Mr. Davis was terminated without cause or resigns for good reason, in either case, within 24 months following a change in control and the Company or the successor entity elected to continue Mr. Davis’ compliance with the non-compete provision, then Mr. Davis would have been entitled to an additional payment equal to one times his then-current base salary.
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On July 29, 2022, the Company and Mr. Davis agreed that Mr. Davis would step down from his position as Executive Chair of the Company and as a member of the Board, effective September 30, 2022. As a result of this non-renewal of his employment agreement, together with his cessation of service as a member of the Board, in exchange for his execution of a general release of claims in favor of the Company, Mr. Davis’ outstanding equity awards vested as of the date of his termination of employment, provided that his performance-based awards will only be payable subject to the attainment of the applicable performance measures, and an extended option exercise period of one year.
Amended and Restated Letter Agreement with Mr. Rhyu
In connection with his appointment as Chief Executive Officer, we entered into a letter agreement with Mr. Rhyu in January 2021 pursuant to which Mr. Rhyu serves as our Chief Executive Officer, that was subsequently amended and restated on February 25, 2022. Under the amended and restated letter agreement, Mr. Rhyu is entitled to an annual base salary of $800,000 and has a target award level under our annual cash bonus plan equal to 150% of his annual base salary. In addition, Mr. Rhyu is entitled to annual awards under our equity incentive award plans and programs as in effect from time to time. In connection with his appointment as our Chief Executive Officer, Mr. Rhyu received a one-time restricted stock award valued at $1,500,000.
Under the amended and restated employment letter, in the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims, (i) continued payment of his annual base salary for a period of 24 months; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) continued health benefits at Company expense for a period of 12 months following his date of termination; and (iv) a prorated annual bonus for the year of termination based on actual performance for the year and payable at the same time annual performance bonus payments are made to other senior executives of the Company.
In the event that Mr. Rhyu’s employment is terminated by the Company without cause or Mr. Rhyu resigns for good reason, in either case, within two years following a change in control of the Company, Mr. Rhyu will be entitled to receive, subject to his signing and not revoking a general release of claims in favor of the Company, (i) a lump sum cash payment equal to two times his base salary; (ii) any earned but unpaid annual bonus for the year preceding the year of termination, payable as soon as practicable after the date of termination; (iii) a prorated annual bonus for the year of termination based on Mr. Rhyu’s target annual bonus and payable as soon as practicable after the date of termination; (iv) a lump sum cash payment equal to two times his target annual bonus; (v) continued health benefits at Company expense for a period of 12 months following his date of termination; and (vi) immediate vesting of all unvested equity or equity-based awards granted under any equity compensation plans of the Company, provided that, unless a provision more favorable to Mr. Rhyu is included in an applicable award agreement, any such awards that are subject to performance-based vesting conditions shall only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement.
The amended and restated letter agreement also provides that Mr. Rhyu remains subject to the terms of our Confidentiality, Proprietary Rights and Non-Solicitation Agreement which prohibits the solicitation of employees during the one-year period following termination of employment. In addition, during any period in which Mr. Rhyu is receiving any compensation from the Company (including and no less than any applicable severance period) and for a 12-month period thereafter, Mr. Rhyu is prohibited from competing with the Company or its business.
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Change in Control Arrangements
Except as described below with respect to outstanding PSUs, none of our NEOs are entitled to any payments or benefits upon a change in control of the Company absent a qualifying termination of employment in connection with the change in control of the Company. The change in control severance agreements with our NEOs (other than Messrs. Davis and Rhyu, whose change in control benefits are set forth in their individual employment agreements) provide that, upon termination of the NEO’s employment by the Company without cause or the resignation of employment by the NEO for good reason, in either case, within two years following a change in control of the Company, the NEO will be entitled to receive, subject to the NEO signing and not revoking a general release of claims in favor of the Company and continued compliance with certain restrictive covenants, (i) a lump sum severance payment in an amount equal to 1.5 times the standard severance the NEO would be entitled to receive under the Company’s then-prevailing severance practices and 1.5 times the NEO’s target annual bonus; (ii) reimbursement for the Company paid portion of the COBRA premiums required to continue group medical, dental and vision coverage for the NEO and the NEO’s covered dependents for a period of up to 12 months following termination; and (iii) accelerated vesting of all unvested equity or equity-based awards, provided that, unless a provision more favorable to the NEO is included in an applicable equity award agreement, any such awards that are subject to performance-based vesting conditions will only be payable subject to the attainment of the performance measures for the applicable performance period as provided under the terms of the applicable award agreement. Mr. Medina’s change in control severance agreement was terminated in connection with his resignation as our Chief Financial Officer effective June 30, 2022.
Pursuant to the terms of Mr. Davis’s employment agreement, as amended, and Mr. Rhyu’s amended and restated letter agreement, each of Mr. Davis and Mr. Rhyu are entitled to certain additional payments and benefits in the event he incurs a qualifying termination of employment within 24 months following a change in control as described above.
Severance Guidelines
Our NEOs (other than Mr. Davis and Mr. Rhyu) are generally entitled to receive severance pay upon a qualifying termination of employment under the Company’s severance guidelines in an amount determined based on their position and tenure with the Company, which is currently equal to 12 months of base salary. In addition, upon a termination of employment without cause or resignation for good reason, these NEOs may be eligible to receive (subject entirely to the Committee’s discretion and contingent upon signing a general release of claims in favor of the Company) accelerated vesting of outstanding and unvested restricted stock awards.
Equity Awards
Pursuant to the terms of their outstanding equity award agreements, in the event the employment of our NEOs (other than Mr. Davis) is terminated due to his death or due to disability, the executive officer (or his estate) would be entitled to full accelerated vesting of outstanding and unvested restricted stock awards.
Medina Transition Agreement
On August 5, 2022, the Company and Mr. Medina entered into a transition agreement (the “Transition Agreement”). The Transition Agreement provides that Mr. Medina will continue as a non-executive employee of the Company in his role as Special Advisor to the Chief Executive Officer until June 30, 2023 (the “Employment Period”). During the Employment Period, Mr. Medina will receive a base salary at an annualized rate equal to $475,000 until September 30, 2022, reduced to $36,000 for the remainder of the Employment Period, and continue to vest in his outstanding equity awards. Provided that Mr. Medina remains employed through January 1, 2023,
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the Company will pay Mr. Medina a one-time lump sum cash payment in the amount of $237,500, on or before January 15, 2023. If Mr. Medina remains employed with the Company through June 30, 2023, or, if prior to that date his employment with the Company is terminated for reasons other than his voluntary resignation, then, subject to Mr. Medina executing and not revoking a general release of claims in favor of the Company, he will receive a lump-sum payment equal to $237,500 (plus the amount in the preceding sentence if not previously paid).
Potential Value of Termination and Change in Control Benefits
The following table provides the estimated dollar value of the potential payments and benefits that each NEO would be eligible to receive upon certain terminations of employment (including in connection with a change in control of the Company), assuming that the termination or change in control, as applicable, occurred on June 30, 2022, and the price per share of our Common Stock equaled $40.79, the value of one share of our Common Stock on the last trading day of fiscal 2022.
Name	Payment	Death ($)	Disability ($)	Termination Without Cause ($)	Constructive Termination / Good Reason ($)	Change in Control (no Termination) ($)	Change in Control (and Qualifying Termination) ($)(1)
James J. Rhyu	Salary Continuation	—	—	1,600,000	1,600,000	—	1,600,000
	Bonus	—	—	1,200,000	1,200,000	—	1,200,000
	Benefit Continuation(2)	—	—	—	—	—	16,120
	Restricted Stock Vesting(3)	5,647,987	5,647,987	—	—	—	5,647,987
	PSU Vesting(4)	—	—	—	—	3,435,334	—
Nathaniel A. Davis(5)	Salary Continuation	125,000	125,000	1,500,000	1,500,000	—	1,500,000
	Bonus	1,146,677	1,146,677	750,000	750,000	—	1,500,000
	Benefit Continuation(2)	8,256	8,256	8,256	8,256	—	8,256
	Restricted Stock Vesting(3)	13,253,976	13,253,976	14,114,278	14,114,278	—	14,114,278
	PSU Vesting(4)	—	—	—	—	—	—
Timothy J. Medina(6)	Salary Continuation	—	—	475,000	475,000	—	712,500
	Bonus	—	—	—	—	—	570,000
	Benefit Continuation(2)	—	—	—	—	—	14,301
	Restricted Stock Vesting(3)	1,615,366	1,615,366	—	—	—	1,615,366
	PSU Vesting(4)	—	—	—	—	961,828	—
Vincent W. Mathis	Salary Continuation	—	—	470,000	470,000	—	705,000
	Bonus	—	—	—	—	—	564,000
	Benefit Continuation(2)	—	—	—	—	—	14,087
	Restricted Stock Vesting(3)	1,342,073	1,342,073	—	—	—	1,342,073
	PSU Vesting(4)	—	—	—	—	858,630	—
Les Ottolenghi	Salary Continuation	—	—	420,000	420,000	—	630,000
	Bonus	—	—	—	—	—	378,000
	Benefit Continuation(2)	—	—	—	—	—	16,120
	Restricted Stock Vesting(3)	1,502,133	1,502,133	—	—	—	1,502,133
	PSU Vesting(4)	—	—	—	—	515,178	—
(1)
Amount shown assumes that the Company or a successor to the Company does not require Mr. Davis’ continued compliance with the non-compete provision of his employment agreement after his termination of employment. If the Company does require his continued compliance with the non-compete provision of his employment agreement after his termination, he would receive an additional payment of an amount equal to one time his base salary, which was equal to $500,000 as of June 30, 2022.

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(2)	Amounts shown represent an estimate of the cost to provide continued health, medical, dental and vision benefits.
(3)	Amounts shown include the dollar value of the portion of outstanding restricted shares that would vest in each of the circumstances described above.
(4)
Amounts shown include the dollar value of the portion of PSUs that would vest in a change in control assuming target achievement as it relates to the gross margin growth metric and three-year CAGR metric and the closing price of our Common Stock on June 30, 2022.

(5)
Effective September 30, 2022, Mr. Davis stepped down from his position as Executive Chair of the Company and as a member of the Board. Upon his retirement, Mr. Davis became entitled to the benefits upon a termination by reason of our election not to renew the term of his employment agreement, as described in the section “Potential Payments Upon Termination or Change in Control—Employment Agreements” above.

(6)
Effective June 30, 2022, Mr. Medina retired from his position as Chief Financial Officer. He remains employed by the Company in a non-executive capacity as Special Advisor to the Chief Executive Officer. In August 2022, we entered into a transition agreement with Mr. Medina setting forth the terms and conditions of his employment as Special Advisor, as further described under the section “Potential Payments Upon Termination or Change in Control—Medina Transition Agreement” above.

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Rhyu. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner intended to be consistent with Item 402(u) of Regulation S-K.
There were no changes to the employee population or compensation programs from fiscal 2021 to fiscal 2022 that would significantly impact our pay ratio disclosure. As a result, we are using the same median employee identified in the CEO Pay Ratio disclosure included in our fiscal 2021 proxy statement. We identified the median employee from among those employees who were employed by us on June 17, 2021, excluding our CEO, based on annual base salaries for fiscal 2021, which we believe is reasonably representative of our employees’ total compensation for the year. We included all employees, whether employed on a full-time, part-time or seasonal basis, which yielded a total employee population of 7,348. We did not make any cost-of-living or other adjustments to employee compensation.
The median employee had no change in role and no significant change to compensation from fiscal 2021 to fiscal 2022. For the median employee, we calculated the annual total compensation for fiscal 2022 for such employee using the same methodology we used for our NEOs as set forth in the Summary Compensation Table for Fiscal 2022.
For fiscal 2022, the annual total compensation for our median employee was $61,798 and the annual total compensation for our CEO was $7,691,994, resulting in an estimated pay ratio of 124 to 1.
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GENERAL MATTERS
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires directors and executive officers and persons, if any, owning more than 10% of a class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s equity and equity-derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than 10% stockholders were complied with on a timely basis during fiscal 2022, except late Forms 4 for Messrs. Chavous, Davis, Mathis and Rhyu and Dr. McAlmont were filed on September 8, 2021 due to an administrative error. Each such late Form 4 related to a single vesting of equity awards, resulting in the individual receiving shares of the Company’s common stock and certain shares being withheld to cover taxes.
Stockholder Proposals and Nominations
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 of the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to October 26, 2023. Accordingly, stockholder proposals must be received no later than June 28, 2023. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included in the Proxy Statement.
Additionally, our bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at an annual meeting must notify our corporate secretary of this proposal in writing not later than 90 days nor earlier than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. Accordingly, for our 2023 annual meeting of stockholders, any notification must be made no earlier than August 11, 2023 and no later than September 10, 2023. If during the prior year we did not hold an annual meeting, or if the date of the meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before we mail our proxy materials for the current year. The stockholder must be a stockholder of record at the time of giving notice must be entitled to vote at that annual meeting. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver of our right to do so at any time in the future.
In addition to satisfying the requirements under the Company’s bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than October 10, 2023.
Delivery of Documents to Stockholders Sharing an Address
The SEC’s rules permit the Company to deliver a single set of Annual Meeting materials to one address shared by two or more of the Company’s stockholders. The Company has delivered only one Notice of Internet Availability of Proxy Materials or Proxy Statement and Annual Report (where paper copies were previously requested) to multiple stockholders who share an address, unless the Company received contrary instructions from the affected stockholders prior to the mailing date. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials or separate paper copies of all Annual Meeting materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials or the materials for future meetings, contact Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: Investor Relations, or call us at (703) 483-7000.
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Stockholders sharing an address can request delivery of a single copy of the Annual Meeting materials, if they are currently receiving multiple copies of the Annual Meeting materials, by writing to Stride, Inc., 11720 Plaza America Drive, 9th Floor, Reston, VA, 20190, Attention: Investor Relations, or call us at (703) 483-7000.
Other Matters
We do not expect that any matter other than the proposals presented in this Proxy Statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting, then the proxy holders will vote in their discretion with respect to those matters.
If a quorum is not present at the Annual Meeting, the Annual Meeting may be adjourned from time to time upon the approval of the holders of shares representing a majority of the votes present in person or by proxy at the Annual Meeting, until a quorum is present. Any business may be transacted at the adjourned meeting which might have been transacted at the meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.
By Order of the Board of Directors,

Vincent W. Mathis
Executive Vice President, General Counsel
and Secretary
Dated: October 26, 2022
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APPENDIX A – RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	Year Ended June 30,
	2020	2021	2022
	($ thousands)
Net income	$24,506	$71,451	$107,130
(Income) loss from equity method investments	380	(684)	(144)
Income tax (benefit) expense	8,541	24,539	40,088
Other (income) expense, net	(272)	(2,829)	1,277
Interest (income) expense, net	(698)	17,979	8,277
Income from operations	32,457	110,456	156,628
Stock-based compensation expense	23,609	39,333	18,570
Amortization of intangible assets	6,013	11,642	12,968
Depreciation and other amortization	66,078	78,435	84,946
Adjusted EBITDA	$128,157	$239,866	$273,112
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APPENDIX B – AMENDED AND RESTATED
2016 EQUITY INCENTIVE AWARD PLAN
(AS AMENDED AND RESTATED EFFECTIVE DECEMBER 9, 2022)
ARTICLE I.
Purpose
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Article XI.
ARTICLE II.
Eligibility
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
ARTICLE III.
Administration and Delegation
3.1 Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.
3.2 Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.
ARTICLE IV.
Stock Available for Awards
4.1 Number of Shares. Subject to adjustment under Article VIII and the terms of this Article IV, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Original Effective Date, the Company ceased granting awards under the Prior Plans; however, Prior Plan Awards remain subject to the terms of the applicable Prior Plan. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
4.2 Share Recycling. Except as provided in Section 4.3 below, if all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Award grants under the Plan. Further, except as provided in Section 4.3 below with respect to Options, Shares delivered (either by actual delivery or attestation) to the Company by a Participant
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to satisfy any applicable tax withholding obligation (including Shares retained by the Company from the Award or Prior Plan Award being purchased and/or creating the tax obligation) will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards shall not count against the Overall Share Limit.
4.3 Limitation on Share Recycling. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant and shall not be available for future grants of Awards:
(a) Shares tendered by a Participant or withheld by the Company in payment of the exercise price or to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award that is an Option;
(b) Shares subject to a Stock Appreciation Right that are not issued in connection with the settlement of the Stock Appreciation Right on exercise thereof; and
(c) Shares purchased on the open market with the cash proceeds from the exercise of Options.
4.4 Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 10,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options.
4.5 Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.
4.6 Non-Employee Director Compensation. Notwithstanding any provision to the contrary in the Plan, the Administrator may establish compensation for non-employee Directors from time to time, subject to the limitations in the Plan. The Administrator will from time to time determine the terms, conditions and amounts of all such non-employee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a non-employee Director as
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compensation for services as a non-employee Director during any fiscal year of the Company may not exceed $750,000 increased to $1,000,000 in the fiscal year of his or her initial service as a non-employee Director. The Administrator may make exceptions to this limit for individual non-employee Directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee Directors.
ARTICLE V.
Stock Options and Stock Appreciation Rights
5.1 General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. No Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
5.2 Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, if on the last day of the term of an Option or Stock Appreciation Right the Fair Market Value of one Share exceeds the applicable exercise or base price per Share, the Participant has not exercised the Option or Stock Appreciation Right and remains employed by the Company or one of its Subsidiaries and the Option or Stock Appreciation Right has not expired, the Option or Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with its exercise. In such event, the Company shall deliver to the Participant the number of Shares for which the Option or Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; provided, however, any fractional Share shall be settled in cash.
5.3 Duration. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Stock Appreciation Right (other than an Incentive Stock Option) (i) the exercise of the Option or Stock Appreciation Right is prohibited by Applicable Law, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable current or former Service Provider due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option or Stock Appreciation Right shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Stock Appreciation Right unless the exercise would violate an Applicable Law. Notwithstanding the
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foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, violates the non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant has participated in any such violation. In addition, if, prior to the end of the term of an Option or Stock Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the termination of his or her employment or other relationship by the Company or any of its Subsidiaries for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise the Option or Stock Appreciation Right, as applicable, shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise the Option or Stock Appreciation Right, as applicable, shall terminate immediately upon the effective date of such termination of employment or other relationship).
5.4 Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
5.5 Payment Upon Exercise. Subject to Section 10.8, any Company insider trading policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:
(a) cash, wire transfer of immediately available funds or by check payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing exercise methods if one or more of the exercise methods below is permitted;
(b) if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;
(c) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;
(d) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;
(e) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f) to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
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ARTICLE VI.
Restricted Stock; Restricted Stock Units; Dividend equivalents
6.1 General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
6.2 Restricted Stock.
(a) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. Notwithstanding anything herein to the contrary, in no event will dividends be paid during the vesting period with respect to unearned Awards. Dividends accrued on shares of Restricted Stock shall become payable no earlier than the date the underlying Restricted Stock vests. All such dividends shall be paid as soon as administratively practicable following the time the applicable Restricted Stock vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement.
(b) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
6.3 Restricted Stock Units.
(a) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.
(b) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
6.4 Dividend Equivalents. If the Administrator provides, an Award (including a grant of Restricted Stock Units) may provide a Participant with the right to receive Dividend Equivalents. Notwithstanding anything herein to the contrary, in no event will Dividend Equivalents be paid during the vesting period with respect to an unearned Award. Dividend Equivalents accrued with respect to an Award shall become payable no earlier than the date the underlying Award vests. Dividend Equivalents may be settled in cash or Shares, in the Administrator’s sole discretion, and subject to other terms and conditions as set forth in the Award Agreement. All such Dividend Equivalents shall be paid as soon as administratively practicable following the time the applicable Award vests and becomes non-forfeitable or such later time as may be set forth in the Award Agreement. No Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.
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ARTICLE VII.
Other Stock or Cash Based Awards
Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
ARTICLE VIII.
Adjustments for Changes in Common Stock
and Certain Other Events
8.1 Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article VIII, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
8.2 Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:
(a) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;
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(b) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(c) To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;
(d) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article IV hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(e) To replace such Award with other rights or property selected by the Administrator; and/or
(f) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
8.3 Acceleration Upon a Change in Control. Notwithstanding anything in Section 8.2 to the contrary, and except as may otherwise be provided in any applicable Award Agreement or other written agreement between the Company or any of its Subsidiaries and a Participant, if a Change in Control occurs and Awards are not continued, converted, assumed, or replaced by (i) the Company or a Subsidiary or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.
8.4 Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.
8.5 General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale
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or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Article VIII.
ARTICLE IX.
General Provisions Applicable to Awards
9.1 Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.
9.2 Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
9.3 Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
9.4 Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
9.5 Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to Section 10.8 and any Company insider trading policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company; provided, that, the Company may limit the use of one of the foregoing methods if one or more of the exercise methods below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Award and that the broker has been directed to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and
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there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.
9.6 Amendment of Award; Prohibition on Repricing. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Article VIII or pursuant to Section 10.6. Other than pursuant to Sections 8.1 and 8.2, the Administrator shall not without the approval of the Company’s stockholders (a) lower the exercise price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the exercise price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award, or (c) take any other action with respect to an Option or Stock Appreciation Right that the Company determines would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.
9.7 Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
9.8 Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.
9.9 Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock
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option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
ARTICLE X.
Miscellaneous
10.1 No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
10.2 No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
10.3 Effective Date and Term of Plan. The Plan is an amendment and restatement of the Company’s 2016 Incentive Award Plan (the “Original 2016 Plan”) originally approved by the Board in 2016 and by the Company’s stockholders on December 15, 2016 (the “Original Effective Date”). This amended and restated Plan will become effective on the date it is approved by the Company’s stockholders (the “Restatement Effective Date”) and, unless earlier terminated by the Board, will remain in effect until October 7, 2032, the tenth anniversary of the date the Board adopted this amended and restated Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If this amended and restated Plan is not approved by the Company’s stockholders within twelve (12) months of the date the Board adopted this amended and restated Plan, this amended and restated Plan will not become effective, and the Original 2016 Plan will continue in full force and effect in accordance with its terms.
10.4 Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
10.5 Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
10.6 Section 409A.
(a) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary,
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the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(b) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(c) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
10.7 Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
10.8 Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities, whether subject to outstanding Awards or otherwise, during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter
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(the “Lock-Up Period”). The Company may impose stop-transfer instructions with respect to Shares subject to the foregoing prohibitions until the end of the Lock-Up Period and these restrictions will be binding on the applicable Participant. Further, each Participant shall, if so requested by any underwriter representative, execute a customary lock-up agreement which shall provide such terms as such underwriter representative may in its discretion request, including, without limitation the prohibition on sale and transfer during the Lock-Up Period described in this Section 10.8.
10.9 Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10.9 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10.9. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
10.10 Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
10.11 Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
10.12 Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
10.13 Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back
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policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.
10.14 Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
10.15 Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
10.16 Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.
10.17 Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.
ARTICLE XI.
Definitions
As used in the Plan, the following words and phrases will have the following meanings:
11.1 “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
11.2 “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
11.3 “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
11.4 “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
11.5 “Board” means the Board of Directors of the Company.
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11.6 “Cause” means (i) if Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, Participant’s (A) failure in any material respect to carry out or comply with any lawful and reasonable directive of the Board or Participant’s direct supervisor; (B) willful misconduct, gross negligence or breach of fiduciary duty with respect to the Company or any of its affiliates that, in each case or in the aggregate, results in material harm to the Company or any of its affiliates; (C) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude; (D) unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing Participant’s duties and responsibilities; or (E) commission of an act of fraud, embezzlement or misappropriation against the Company or any of its affiliates. Notwithstanding the foregoing, in the event of any circumstance described in clause (ii)(A) of the foregoing sentence, the Company may not terminate Participant’s employment for Cause unless, to the extent such failure can be fully cured, the Company has provided Participant with at least thirty (30) days’ notice of such failure and Participant has not remedied the failure within the 30-day period.
11.7 “Change in Control” means and includes each of the following:
(a) A transaction or series of transactions occurring after the Original Effective Date whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such transaction; or
(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (a) or (c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) after the Original Effective Date of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:
(i) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and
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(ii) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b) or (c) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5).
The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
11.8 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
11.9 “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
11.10 “Common Stock” means the common stock of the Company.
11.11 “Company” means Stride, Inc., a Delaware corporation, or any successor.
11.12 “Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
11.13 “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
11.14 “Director” means a Board member.
11.15 “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.
11.16 “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
11.17 “Employee” means any employee of the Company or its Subsidiaries.
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11.18 “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.
11.19 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
11.20 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
11.21 “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.
11.22 “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
11.23 “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.
11.24 “Option” means an option to purchase Shares.
11.25 “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.
11.26 “Overall Share Limit” means the sum of (i) 4,791,829 Shares, plus (ii) any Shares which were subject to Prior Plan Awards on the Original Effective Date which became available for issuance under the Plan pursuant to Article IV on or after the Original Effective Date and prior to September 19, 2022.
11.27 “Participant” means a Service Provider who has been granted an Award.
11.28 “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include, without limitation, the following: net earnings (either before or after interest, taxes, depreciation and amortization), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), return on net assets, return on stockholders’ equity, return on assets, return on capital, return on sales, gross or net profit margin, total shareholder return, internal rate of return (IRR), financial ratios (including those measuring liquidity, activity, profitability or leverage), working capital, earnings per Share, price per Share, market capitalization, any GAAP financial performance measures, inventory management, measures related to A/R balance and write-offs, timeliness and/or accuracy of business reporting, approval or implementation of strategic plans, financing and other capital raising transactions, debt levels or reductions, cash levels, acquisition activity, investment sourcing activity, marketing initiatives, projects or processes, achievement of customer satisfaction objectives, number of new states entered, number of new countries entered, number
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of new schools, number of students/new students, student retention percentage, student lifetime value, number of new courses, number of classrooms using our curriculum, curriculum enhancement and compliance with state standards, learning and content management system improvements, development and/or implementation of school initiatives and services, academic performance, training and professional development goals, state testing measures for schools and students, infrastructure scaling, new product development, business development, human capital development, human resources goals, employee satisfaction, regulatory compliance objectives, supervision of litigation and other legal matters, managing relationships with charter authorizers, charter school boards, or other organizations that influence charter schools, cost management, expense reduction goals, budget comparisons, and contract renewals, any of which may be measured in absolute terms or as compared to any incremental increase or decrease. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company or a Subsidiary, or based upon performance relative to performance of other companies or upon comparisons of any of the indicators of performance relative to performance of other companies. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j) unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to Common Stock, (m) any business interruption event, (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.
11.29 “Plan” means this amended and restated 2016 Incentive Award Plan.
11.30 “Prior Plan Award” means an award outstanding under the Prior Plans as of the Original Effective Date.
11.31 “Prior Plans” means, collectively, the Company’s 2007 Equity Incentive Award Plan and any other prior equity incentive plans of the Company or its predecessor.
11.32 “Restricted Stock” means Shares awarded to a Participant under Article VI subject to certain vesting conditions and other restrictions.
11.33 “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.
11.34 “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
11.35 “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
11.36 “Securities Act” means the Securities Act of 1933, as amended.
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11.37 “Service Provider” means an Employee, Consultant or Director.
11.38 “Shares” means shares of Common Stock.
11.39 “Stock Appreciation Right” means a stock appreciation right granted under Article V.
11.40 “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
11.41 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
11.42 “Termination of Service” means the date the Participant ceases to be a Service Provider.
* * * * *
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Stride

STRIDE, INC.
ATTN: DONNA BLACKMAN
11720 PLAZA AMERICA DRIVE
9TH FLOOR
RESTON, VA 20190

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 8, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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D90666-P80308

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STRIDE, INC.

The Board of Directors recommend a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4.

	Nominee	For	Withhold
1a.	Aida M. Alvarez	☐	☐
1b.	Craig R. Barrett	☐	☐
1c.	Robert L. Cohen	☐	☐
1d.	Steven B. Fink	☐	☐
1e.	Robert E. Knowling, Jr.	☐	☐
1f.	Liza McFadden	☐	☐
1g.	James J. Rhyu	☐	☐
1h.	Joseph A. Verbrugge	☐	☐

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and Annual Report are available at: www.proxyvote.com.

D90667-P80308

STRIDE, INC.
Annual Meeting of Stockholders
December 9, 2022 11:00 a.m.
This proxy is solicited by the Board of Directors

The above signed stockholder(s) of Stride, Inc., a Delaware corporation (the "Company"), hereby constitute(s) and appoint(s) James J. Rhyu and Vincent W. Mathis, and each of them, with the power to act without the other and with the power of substitution, as proxies (the "Proxy Holders") and attorneys-in-fact for the above signed, to attend the Annual Meeting of Stockholders of the Company to be held at the law firm of Latham & Watkins LLP, located at 555 Eleventh Street, NW, Suite 1000, Washington, DC 20004-1304, on December 9, 2022 at 11:00 a.m., Eastern Time, and any adjournment(s), continuation(s) or postponement(s) thereof, to cast on behalf of the above signed all votes that the above signed is entitled to cast at such annual meeting and in their discretion, to vote upon such other business as may properly come before the annual meeting and otherwise to represent the above signed at the annual meeting with all powers possessed by the above signed if personally present at the annual meeting. This proxy when properly executed will be voted in the manner directed herein by the above signed stockholder(s).

If no instruction is indicated but the Proxy Card is signed, this Proxy Card will be voted "FOR" the election of each of the Board of Directors nominees named in the proxy statement; "FOR" the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for fiscal 2023; "FOR" the approval, on a non-binding advisory basis, of the compensation of the named executive officers of the Company; and "FOR" the approval of the amendment and restatement of the Company's 2016 Equity Incentive Award Plan. Stockholders may revoke their Proxy by attending and casting their vote at the meeting.

PLEASE ACT PROMPTLY. PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The above signed hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2022 Annual Meeting of Stockholders and access to the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such annual meeting.

Continued and to be signed on reverse side